Exhibit 99.7

Execution Version

JPMORGAN CHASE BANK, N. A. 383 Madison Avenue New York, NY 10179
CONFIDENTIAL

January 27, 2021
Peraton Holding Corp.
Peraton Corp.
Peraton Inc.
c/o Veritas Capital Fund Management, L.L.C.
9 West 57th Street
New York, NY 10019

Project Jagman
Commitment Letter
Ladies and Gentlemen:
Peraton Holding Corp., a Delaware corporation (“Holdings” or “you”) has advised JPMorgan Chase Bank, N.A. (“JPMCB” and together with any Additional Committing Lender appointed as provided below, the “Commitment Parties,” “we” or “us”) that (i) its indirect wholly owned subsidiary Peraton Inc. (“P Inc.”), a wholly owned subsidiary of Peraton Corp. (“P Corp”), proposes to acquire (the “Dutchman Acquisition”) all of the business previously identified to us and code-named “Dutchman” from Northrup Grumman Corporation, a Delaware corporation (“Seller”) and (ii) its direct parent company, Peraton Intermediate Holdings Inc. (“Intermediate Holdings”) intends to indirectly acquire (the “Jaguar Acquisition”; each of the Dutchman Acquisition and the Jaguar Acquisition are referred to herein as an “Acquisition”) a company previously identified to us as “Jaguar” (“Jaguar”).  The Dutchman Acquisition shall be consummated pursuant to the Purchase and Sale Agreement (the “Dutchman Acquisition Agreement”) by and between P Inc. and Seller. The Jaguar Acquisition shall be consummated pursuant to an Agreement and Plan of Merger (the “Jaguar Acquisition Agreement”; each of the Jaguar Acquisition Agreement and the Dutchman Acquisition Agreement are referred to herein as an “Acquisition Agreement”), by and among Jaguar ParentCo Inc. (“Jaguar Holdings”), a Delaware corporation and a direct, wholly owned subsidiary of Intermediate Holdings, and Jaguar Merger Sub Inc. (“Jaguar Merger Sub”), a Nevada corporation and a direct, wholly owned subsidiary of  Jaguar Holdings, and Jaguar and (iii) either (x) prior to the closing of the Jaguar Acquisition, Jaguar Holdings and Jaguar Merger Sub will become wholly owned subsidiaries of P Inc. or (y) following the closing of the Jaguar Acquisition, all of the equity of Jaguar Holdings and its subsidiaries shall be transferred, directly or indirectly, to P Inc., and P Inc. shall repay in full all indebtedness of Jaguar Holdings and its subsidiaries incurred pursuant to the facilities provided pursuant to the Jaguar Commitment Letter (as defined below) plus an additional amount to be mutually agreed between JPMCB and the Sponsor (as defined below) (the “Additional Consideration”) (the acquisition by P Inc. of Jaguar Holdings and its subsidiaries, the “Jaguar Contribution”).  All references to “dollars” or “$” in this agreement and the annexes and any other attachments hereto (collectively, this “Commitment Letter”) are references to United States dollars.  Capitalized terms used but not defined in this Commitment Letter shall have the meaning assigned to them in the Annexes attached hereto.  For purposes of this Commitment Letter (i) “Dutchman Acquired Business” shall mean the “Business” (as defined in the Dutchman Acquisition Agreement) being sold pursuant to the Dutchman Acquisition Agreement, which consists of (a) the Transferred CIMS Business (as defined in the Dutchman Acquisition Agreement), (b) the Transferred ISS Business (as defined in the Dutchman Acquisition Agreement), and (c) the Transferred Space Services Business (as defined in the Dutchman Acquisition Agreement), (ii) “Acquired Businesses” shall mean the Dutchman Acquired Business and Jaguar, (iii) “Existing Dutchman Commitment Letter” shall mean that certain Amended and Restated Commitment Letter, dated as of January 8, 2021, by and among Holdings, P Inc., P Corp, JPMCB and the other financial institutions party thereto and (iii) “Jaguar Commitment Letter” shall mean that certain Commitment Letter, dated as of the date hereof, by and between Jaguar Merger Sub and JPMCB.

We understand that the sources of funds required to fund the consideration payable under the Acquisition Agreements, fund the Refinancing as defined in Annex IV hereto), to pay fees, commissions and expenses in connection with the Transactions (as defined below), and to provide ongoing working capital requirements of Holdings and its subsidiaries following the Transactions will include:

•
A $2,445 million senior secured first lien credit facility (the “Dutchman First Lien Credit Facility”) consisting of (i) a $2,145 million term loan facility (the “Dutchman First Lien Term Facility”) and (ii) a $300 million revolving credit facility (the “Dutchman Revolving Facility” and, together with the Dutchman First Lien Term Facility, the “Dutchman First Lien Facilities”), in each case, on the terms described in the Existing Dutchman Commitment Letter and the Fee Letter (as defined in the Existing Dutchman Commitment Letter) (the “Existing Dutchman Fee Letter”);

•
An $855 million senior secured term loan (the “Dutchman Second Lien Term Facility”) under a second lien credit facility (the “Dutchman Second Lien Credit Facility” and, together with the Dutchman First Lien Facilities, the “Dutchman Facilities”), on the terms set forth in the Existing Dutchman Commitment Letter and the Existing Dutchman Fee Letter;

•
(i) A $2,355 million senior secured incremental term loan facility (the “First Lien Incremental Term Facility”) under the Dutchman First Lien Credit Facility and (ii) $200 million of incremental revolving commitments (the “Incremental Revolving Commitments” and, together with the First Lien Incremental Term Facility, the “First Lien Incremental Credit Facilities”) as described in the Summary of Principal Terms and Conditions attached hereto as Annex I (the “First Lien Incremental Credit Facilities Term Sheet”);

•
$1,420 million of gross proceeds of new senior secured first lien notes (the “First Lien Notes”) or if less than such amount of gross proceeds of First Lien Notes is received on or prior to the Closing Date, borrowings under a senior secured first lien bridge loan facility (the “First Lien Bridge Facility” and, together with the First Lien Incremental Credit Facilities, the “First Lien Facilities”) of up to $1,420 million minus the gross proceeds from First Lien Notes issued on or prior to the Closing Date as described in the Summary of Principal Terms and Conditions attached hereto as Annex II (the “First Lien Bridge Facility Term Sheet”);

•
a $1,340 million incremental senior secured second lien term loan facility (the “Second Lien Incremental Term Facility” and, together with the First Lien Facilities, the “Facilities”) under the Dutchman Second Lien Credit Facility, as described in the Summary of Principal Terms and Conditions attached hereto as Annex III (the “Second Lien Incremental Facility Term Sheet” and together with the First Lien Incremental Credit Facilities Term Sheet and the First Lien Bridge Facility Term Sheet, the “Term Sheets”); and

2

•
equity investments by one or more funds managed by Veritas Capital Fund Management, L.L.C. and/or its affiliates (collectively, “Sponsor”) and certain controlled affiliates and co-investors (the “Equity Investors”) in a direct or indirect parent of Holdings (in each case, consisting of common equity or otherwise on terms reasonably satisfactory to the Lead Arrangers (as defined below)), to be contributed to P Corp. (together with (x) any rollover equity of members of the management of the Acquired Businesses (and, in the case of the Jaguar Acquisition, existing equity investors of Jaguar), (y) the fair market value of the existing equity in Holdings (or a direct or indirect parent of Holdings) immediately prior to the consummation of the Dutchman Acquisition (based on the methodology agreed between JPMCB and the Sponsor prior to the date of this Commitment Letter) and (z) if the Jaguar Acquisition closes prior to the Jaguar Contribution, the amount of equity contributions made to Jaguar Holdings by the Equity Investors in connection with the Jaguar Acquisition minus the amount of the Additional Consideration paid in connection with the Jaguar Contribution) equaling not less than 30% (such minimum amount, the “Minimum Equity Contribution Amount”) of the pro forma total net debt and equity capitalization of Holdings and its subsidiaries after giving effect to the Transactions (excluding for the avoidance of doubt, cash, any issued letters of credit, drawings under the Dutchman Revolving Facility or the Incremental Revolving Commitments on the closing date of the Dutchman Acquisition or the closing date of the Jaguar Acquisition (or to refinance such amounts on the Closing Date), in either case, for working capital purposes and amounts funded under the Dutchman Facilities or the Facilities to fund upfront fees or original issue discount as a result of the “market flex” provisions of the Fee Letter (as defined in the Existing Dutchman Commitment Letter) or the Fee Letter) (the “Equity Contribution”), provided that on the Closing Date, the Sponsor and its controlled funds and affiliates will hold, directly or indirectly, no less than a majority of the aggregate amount of the equity of Holdings and shall have majority voting control over the voting interests of Holdings.

As used herein, the term “Transactions” means the Dutchman Acquisition, the Jaguar Acquisition, the entering into of the Existing Dutchman Commitment Letter, the Jaguar Commitment Letter, this Commitment Letter, the entering into of the applicable Facilities and the initial borrowings thereunder and, if applicable, the issuance of the First Lien Notes, the Equity Contribution, the Refinancing and the payments of fees, commissions and expenses in connection with each of the foregoing.

1.          Commitments.

In connection with the foregoing, upon the terms described in the Term Sheets, and subject solely to the Specified Conditions (as defined below):

(a) JPMCB is pleased to advise you of its commitment to provide 100% of the First Lien  Incremental Credit Facilities. JPMCB (together with any applicable Additional Committing Lender), in such capacities, are referred to herein individually as a “First Lien Credit Facility Initial Lender” and collectively as the “First Lien Credit Facility Initial Lenders”. Each commitment of a First Lien Credit Facility Initial Lender shall be several and not joint with the commitments of each other First Lien Credit Facility Initial Lender.

(b) JPMCB is pleased to advise you of its commitment to provide 100% of the First Lien Bridge Facility. JPMCB (together with any applicable Additional Committing Lender), in such capacities, are referred to herein individually as a “First Lien Bridge Facility Initial Lender” and collectively as the “First Lien Bridge Initial Facility Lenders”. Each commitment of a First Lien Bridge Facility Initial Lender shall be several and not joint with the commitments of each other First Lien Bridge Facility Initial Lender.

(c) JPMCB is pleased to advise you of its commitment to provide 100% of the Second Lien Incremental Term Facility.  JPMCB (together with any applicable Additional Committing Lender), in such capacities, are referred to herein individually as a “Second Lien Initial Lender” and collectively as the “Second Lien Initial Lenders”; and together with the First Lien Credit Facility Initial Lenders and the First Lien Bridge Facility Initial Lenders, individually, each an “Initial Lender” and, collectively, the “Initial Lenders”. Each commitment of a Second Lien Initial Lender shall be several and not joint with the commitments of each other Second Lien Initial Lender.
3

2.          Titles and Roles; Syndication.

It is agreed that (a) JPMCB will act as a joint lead arranger and joint bookmanager for the First Lien Incremental Credit Facilities (in such capacities, together with any additional arrangers or bookmanagers appointed as provided below, the “First Lien Credit Facility Lead Arrangers”) and, in consultation with you, will exclusively manage the syndication of the First Lien Incremental Credit Facilities as more fully described below and will, in such capacities, exclusively perform the duties and exercise the authority customarily associated with such roles, (b) JPMCB will act as a joint lead arranger and joint bookmanager for the First Lien Bridge Facility (in such capacities, together with any additional arrangers or bookmanagers appointed as provided below, the “First Lien Bridge Facility Lead Arrangers”) and, in consultation with you, will exclusively manage the syndication of the First Lien Bridge Facility as more fully described below and will, in such capacities, exclusively perform the duties and exercise the authority customarily associated with such roles, (c) JPMCB will act as a joint lead arranger and joint bookmanager for the Second Lien Incremental Term Facility (in such capacities, together with any additional arrangers or bookmanagers appointed as provided below, the “Second Lien Lead Arrangers” and, together with the First Lien Credit Facility Lead Arrangers and the First Lien Bridge Facility Lead Arrangers, the “Lead Arrangers”) and, in consultation with you, will exclusively manage the syndication of the Second Lien Incremental Term Facility as more fully described below and will, in such capacities, exclusively perform the duties and exercise the authority customarily associated with such roles, and (d) if the Second Lien Incremental Term Facility is in the form of a Side Car Second Lien Term Facility (as defined in Annex III), a financial institution to be mutually agreed will be appointed as administrative agent and collateral agent for the Second Lien Term Facility (in such capacity, the “Second Lien Administrative Agent”).  It is further agreed that, except as provided in the next succeeding paragraph, (x) no additional agents, co-agents, arrangers or bookmanagers will be appointed, and no Lender (as defined below) will receive compensation with respect to any of the Facilities outside the terms contained in this Commitment Letter and the letter dated the date hereof addressed to you providing, among other things, for certain fees relating to the Facilities (the “Fee Letter”), in order to obtain its commitment to participate in any of the Facilities, in each case unless you and the initial Commitment Parties in respect of the applicable Facility agree and (y)(i) JPMCB will have “lead left” placement in any and all marketing materials or other documentation used in connection with the First Lien Incremental Credit Facilities and shall hold the leading role and responsibilities conventionally associated with such “lead left” placement (in such capacity, the “First Lien Credit Facility Lead Left Arranger”), (ii) JPMCB will have “lead left” placement in any and all marketing materials or other documentation used in connection with the First Lien Bridge Facility and shall hold the leading role and responsibilities conventionally associated with such “lead left” placement (in such capacity, the “First Lien Bridge Facility Lead Left Arranger”) and (iii) JPMCB will have “lead left” placement in any and all marketing materials or other documentation used in connection with the Second Lien Incremental Term Facility and shall hold the leading role and responsibilities conventionally associated with such “lead left” placement (in such capacity, the “Second Lien Lead Left Arranger”, and together with the First Lien Credit Facility Lead Left Arranger and the First Lien Bridge Facility Lead Left Arranger, the “Lead Left Arrangers”).  It is agreed that JPMCB may perform any of its respective responsibilities hereunder as a Lead Arranger through its affiliate, J.P. Morgan Securities LLC.

Notwithstanding the foregoing, you may, on or prior to the date that is 15 business days after the date of this Commitment Letter, appoint one or more additional agents, co-agents or arrangers (any such person, an “Additional Committing Lender”) or confer other titles in respect of the First Lien Incremental Credit Facilities, the First Lien Bridge Facility and/or the Second Lien Incremental Term Facility in a manner and with economics determined by you in consultation with the applicable Lead Arrangers for the applicable Facility (it being understood that, to the extent you appoint Additional Committing Lenders or confer other titles in respect of any such Facility, (a) each such Additional Committing Lender will assume a portion of the commitments in respect of such Facility (and the commitments of the applicable Initial Lenders for such Facility with respect to such portion will be reduced ratably) and (b) the economics allocated to the Initial Lenders immediately prior to such appointment in respect of the applicable Facility will be reduced ratably by the amount of the economics allocated to Additional Committing Lenders upon the execution by such Additional Committing Lenders of customary joinder documentation and, thereafter, each such Additional Committing Lender shall constitute a “Commitment Party” and an “Initial Lender” hereunder and under the Fee Letter); provided that (i) economics will be allocated to each such Additional Committing Lender on a pro rata basis in respect of the commitment it is assuming or on such other basis as you and the initial Commitment Parties with respect to the applicable Facility may agree and (ii) such allocations shall be on a pro rata basis across each of the Facilities and (iii) excluding administrative agency fees, in no event shall JPMCB receive less than (A) 50% of the compensatory economics under the Fee Letter in respect of any of the First Lien Facilities or (B) 50% of the compensatory economics under the Fee Letter in respect of the Second Lien incremental Term Facility.
4

In addition and notwithstanding anything to the contrary in this Commitment Letter or the Fee Letter, it is understood and agreed that on or prior to the date that is 15 business days after the date of this Commitment Letter, you shall be permitted to (x) appoint any of the additional banks, financial institutions or other institutional lenders and investors or other entities that have previously been agreed between you and JPMCB to assume the commitments with respect to the Second Lien Term Facility without the requirement that such financial institutions commit to a ratable portion of the First Lien Facilities (the “Second Lien Giveaway”) and/or (y) arrange to have one or more banks, financial institutions or other institutional lenders and investors or other entities that have previously been agreed between you and JPMCB commit to provide financing (a “Replacement Commitment Facility”) in lieu of the entire Second Lien Term Facility or an amount (a “Partial Replacement Amount”) equal to any portion of the Second Lien Term Facility that is in excess of $500 million (notwithstanding a willingness on the part of the Second Lien Initial Lenders to provide the Second Lien Term Facility or such Replacement Commitment Facility); provided, that the terms of any Replacement Commitment Facility shall be substantially consistent with those set forth in the Second Lien Term Sheet or, if not substantially consistent with the Second Lien Term Sheet, reasonably satisfactory to the First Lien Credit Facility Lead Arrangers and the First Lien Bridge Facility Lead Arrangers (such approval not to be unreasonably withheld, delayed, denied or conditioned). You shall promptly notify the Commitment Parties, on behalf of the Second Lien Initial Lenders, upon entering into commitments with respect to any Replacement Commitment Facility. Upon providing the notice referred to in the immediately preceding sentence, you shall, except as expressly set forth in the Fee Letter, have no further obligations hereunder or under the Fee Letter with respect to the Second Lien Term Facility shall terminate in full (or, in the case of a Replacement Commitment Facility for a Partial Replacement Amount, for the amount of the reduction in the Second Lien Term Facility resulting therefrom) and the Second Lien Initial Lenders’ commitments with respect to the Second Lien Term Facility shall terminate in full (or, in the case of a Replacement Commitment Facility for a Partial Replacement Amount, shall be reduced, on a pro rata basis in accordance with their respective commitment percentages, by an aggregate principal amount equal to the Partial Replacement Amount). Notwithstanding anything else provided in this Commitment Letter, upon entering into commitments with respect to any Replacement Commitment Facility, references to the “Second Lien Term Facility” under the First Lien Term Sheet shall be deemed to include the Replacement Commitment Facility and any references to the “Second Lien Incremental Facility” and “Second Lien Incremental Equivalent Debt” under the First Lien Term Sheet shall be deemed to include, in each case, the equivalent facility (if any) with respect to the Replacement Commitment Facility.

The Lead Arrangers reserve the right, prior to or after execution of the definitive documentation with respect to the First Lien Incremental Credit Facilities (the “First Lien Credit Facility Documentation”), the First Lien Bridge Facility (the “First Lien Bridge Facility Documentation”) and the Second Lien Incremental Term Facility (the “Second Lien Term Facility Documentation” and, together with the First Lien Credit Facility Documentation and the First Lien Bridge Facility Documentation, the “Facility Documentation”) to syndicate all or a portion of the Initial Lenders’ commitments to one or more institutions identified by us and reasonably acceptable to you (your consent not to be unreasonably withheld, delayed or conditioned) that will become parties to the applicable Facility Documentation (the Initial Lenders and the other institutions becoming parties to the applicable Facility Documentation with respect to all or a portion of the Facilities, other than, in any event, any Disqualified Institutions (as defined below), the “Lenders”).  Notwithstanding the Lead Arrangers’ right to syndicate the Facilities and receive commitments with respect thereto, unless you agree in writing, and except to the extent provided in the immediately preceding two paragraphs with respect to the appointment of Additional Committing Lenders and corresponding assumptions of commitments under the applicable Facilities, (i) each Initial Lender will not be relieved, released or novated from all or any portion of its commitments hereunder with respect to the Facilities prior to the initial funding under such Facilities, (ii) each Initial Lender may not assign or transfer all or any portion of its commitments hereunder until the initial funding of any of the Facilities (or the Second Lien Giveaway) has occurred (the date of such funding, the “Closing Date”) and (iii) each Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitments, including all rights with respect to consents, modifications, waivers and amendments, until the initial funding of the Facilities on the Closing Date has occurred. Notwithstanding the foregoing, the Commitment Parties shall not syndicate to Disqualified Institutions (defined below).  Without limiting your obligations to assist with syndication efforts as set forth herein, the Initial Lenders agree that neither commencement nor completion of such syndication is a condition to its commitments hereunder.
5

“Disqualified Institutions” means each of the following: (a) certain banks, financial institutions and other institutional lenders and investors that are separately identified in writing (when used in  this definition, identification by you or Sponsor to the Lead Arrangers) prior to the date of this Commitment Letter, and any affiliate thereof that is either (i) clearly identifiable solely on the basis of similarity of its name or (ii) identified in writing from time to time; and (b) persons who are engaged (directly or through a controlled subsidiary or portfolio company) in a substantially similar line of business as P Corp, an Acquired Business and/or their respective subsidiaries and are separately identified in writing by you or Sponsor to the Lead Arrangers from time to time, and any affiliate thereof (other than a bona fide debt fund affiliate (defined below)) that is either (i) clearly identifiable solely on the basis of similarity of its name or (ii) identified in writing by you or Sponsor to the Lead Arrangers from time to time (each, a “Competitor”); provided that, with respect to any identification of a Disqualified Institution after the date of this Commitment Letter, (x) if any person (or affiliate thereof) so designated has acquired a loan or commitment under the applicable Facility prior to such designation or is party to a pending trade, such designation shall not invalidate such assignment or trade (and such person shall be a Lender to the extent it continues to hold such loan or commitment), but further assignments and participations to such person shall be prohibited and (y) if a Disqualified Institution so designated has acquired a participation in the applicable Facility prior to such designation (and is not already disqualified under clause (a)(i) or (b)(i)) such designation shall not invalidate such participation, but further assignments and participations to such person shall be prohibited; provided, further that any additional Disqualified Institutions identified in writing shall not become effective until the third business day following receipt thereof by the applicable Lead Arrangers (or Administrative Agents, as applicable) from you.  For purposes of the foregoing, a “bona fide debt fund affiliate” of a Competitor is a debt fund, investment vehicle, regulated bank entity or unregulated entity primarily engaged in, or that advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business for financial investment purposes and with respect to which no personnel involved with the investment in the relevant Competitor, or the management, control or operation thereof, directly or indirectly, possesses the power to direct or cause the investment policies of such fund, vehicle or entity.
6

The Lead Arrangers will manage all aspects of the syndication of the Facilities in consultation with you, including selection of additional Lenders in respect of the Facilities (which shall be reasonably acceptable to you), determination of when the Lead Arrangers will approach such potential additional Lenders, awarding of any naming rights in respect of the Facilities (subject to naming rights for Additional Committing Lenders as outlined above) and the final allocations of the commitments in respect of the Facilities among such additional Lenders (which shall be reasonably acceptable to you). The Lead Arrangers intend to commence syndication efforts promptly following the date hereof, and you agree to assist, to cause Sponsor to assist, and to use commercially reasonable efforts to cause the Acquired Businesses to assist (prior to the closing date of the relevant Acquisition, only to the extent required by the applicable Acquisition Agreement) the Lead Arrangers in a syndication of the Facilities that is reasonably satisfactory to the Lead Arrangers and you until the earlier of (i) 30 days after the Closing Date and (ii) the completion of a Successful Syndication of each of the Facilities (such earlier date, the “Syndication Date”).  To assist the Lead Arrangers in their syndication efforts, you agree that, until the Syndication Date, you will (a) promptly prepare and provide, and use commercially reasonable efforts to cause the Acquired Businesses to provide (prior to the closing date of the relevant Acquisition, only to the extent required by the applicable Acquisition Agreement), such information as we may reasonably request with respect to you, the Acquired Businesses, your and their respective subsidiaries and the Transactions, including but not limited to financial projections for you (the “Projections”), (b) use commercially reasonable efforts to ensure that such syndication efforts benefit from the existing lending relationships of you and the Sponsor and, to the extent practical and consistent with the Acquisition Agreements, the Acquired Businesses, (c) make available appropriate members of your senior management, and use commercially reasonable efforts to cause the Acquired Businesses to make available (prior to the closing date of the relevant Acquisition, only to the extent required by the applicable Acquisition Agreement) appropriate management representatives of the Acquired Businesses, to prospective Lenders and prospective rating agencies, at times and locations to be mutually agreed upon, (d) host, with the Lead Arrangers, one “bank meeting” with prospective Lenders under the Facilities (and additional bank meetings only if reasonably deemed necessary by the Lead Left Arranger) at reasonable times, dates and locations to be mutually agreed upon (and which meeting or meetings may be a conference call in lieu thereof), (e) assist (and use commercially reasonable efforts to cause the Acquired Businesses to assist (prior to the closing date of the relevant Acquisition, only to the extent required by the applicable Acquisition Agreement)) the Lead Arrangers in the preparation of one or more customary confidential information memoranda (the “Confidential Information Memoranda”) and other customary marketing materials to be used in connection with the syndication of the Facilities, and (f) use commercially reasonable efforts to obtain, prior to the launch of general syndication of the First Lien Incremental Credit Facilities, updated monitored public corporate credit/family ratings of Holdings (or Borrowers (as defined in Annex I) and ratings of the Facilities and the First Lien Notes from each of Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P” and, together with the ratings from Moody’s, collectively, the “Ratings”), and participate (and to use commercially reasonable efforts to cause the Acquired Businesses to participate (prior to the closing date of the relevant Acquisition, only to the extent required by the applicable Acquisition Agreement)) in the process of securing such Ratings. In addition to the foregoing, prior to the Syndication Date, you will (x) ensure that no debt financing for Holdings or any of its subsidiaries  or (y) use commercially reasonable efforts to ensure that no debt financing for any Acquired Business, is announced, syndicated or placed without the prior written consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) if such financing, syndication or placement would have a materially detrimental effect upon the syndication of the Facilities hereunder, it being agreed that the foregoing shall not apply to the Facilities, the Second Lien Giveaway, the Replacement Commitment Facility, any debt permitted to be incurred by an Acquired Business under the applicable Acquisition Agreement prior to the closing of the relevant Acquisition, drawings under existing revolving credit facilities or any ordinary course working capital facilities, capital leases, letters of credit, purchase money debt, equipment financings or borrowing under the “Facilities” (under and as defined in the Existing Dutchman Commitment Letters) (the “Existing Dutchman Committed Facilities”).  For the avoidance of doubt (but without limiting your obligations to assist with syndication efforts as set forth herein), none of the foregoing, and neither the commencement nor the completion of the syndication of any of the Facilities, shall constitute a condition to the commitments of the Commitment Parties hereunder or the funding of the Facilities on the Closing Date.  Notwithstanding anything to the contrary in the foregoing, you will not be required to provide any information to the extent that provisions thereof would violate any attorney client privilege, law, rule or regulation or any obligation of confidentiality on, or waive any privilege that may be asserted by, you, any Acquired Business or any of your or their affiliates, provided that in the event that you do not provide information in reliance on this sentence, you shall provide notice to the Lead Arrangers that such information is being withheld and, in the case of any information withheld due to the application of any confidentiality obligation, use your commercially reasonable efforts to obtain consent to provide such information.
7

At our reasonable request, you agree to use commercially reasonable efforts to prepare or cause to be prepared a version of the information package and presentation and other marketing materials to be used in connection with the syndication of the Facilities consisting exclusively of information, materials and documentation that is either (i) publicly available or (ii) not material with respect to Holdings or its affiliates, or the Acquired Businesses or their subsidiaries, or any of their securities for purposes of United States federal and state securities laws (as determined by you in good faith) (such information “Public Information”).  At our reasonable request, you will identify and conspicuously mark any information, materials and documentation which contain only Public Information and are to be disseminated to Lenders as “PUBLIC” (it being understood that you shall not be under any obligation to mark any particular portion of the information, materials or documentation as “PUBLIC”).  You agree, in connection with your assistance described above, at our request, that a customary authorization letter will be included in each Confidential Information Memorandum that (i) authorizes distribution of such Confidential Information Memorandum to Lenders’ employees willing to receive material non-public information (if applicable), (ii) authorizes distribution of such Confidential Information Memorandum not containing any material non-public information and represents that such Confidential Information Memorandum does not contain any information that is not Public Information (if applicable), (iii) provides a customary representation as to the accuracy of such Confidential Information Memorandum and any related marketing material, and each Confidential Information Memorandum and any related marketing materials shall exculpate Sponsor, Holdings, Borrowers, Seller, the Acquired Businesses, your and their respective affiliates, representatives and us and our affiliates with respect to any liability of any kind or nature resulting from the use of information contained in any Confidential Information Memorandum or other marketing material related to the use or the contents of such Confidential Information Memorandum, or other marketing material by the recipients thereof and (iv) informs that each recipient of such marketing material that it shall be entitled to rely only on the representations and warranties contained in definitive documentation for the Facilities executed on the Closing Date. We shall treat all information that is not specifically identified as “PUBLIC” as being suitable only for posting to private-side Lenders (other than those materials described in clauses (a), (b) and (c) of the last sentence of this paragraph but subject to the proviso in such sentence).  By marking any documents, information or other data “PUBLIC”, you shall be deemed to have authorized the Commitment Parties and the Lenders to treat such documents, information or other data as containing only information that is Public Information when making such materials available to prospective Lenders.  You agree that we may make available an information package and presentation to the proposed syndicate of Lenders for dissemination in accordance with the Lead Arrangers’ standard syndication practice (including by emails and/or by posting the information package and presentation on IntraLinks, SyndTrak, DebtX, DebtDomain or another similar secure electronic system), subject to our confidentiality obligations set forth herein. You authorize and will use your commercially reasonable efforts to obtain authorizations (but, prior to the consummation of the Acquisition, only to the extent required by the Acquisition Agreement) for, the use of your and the Acquired Businesses’ respective logos in connection with any such dissemination of such information package and presentation as described above. You acknowledge and agree that the following documents only contain any information that is Public Information to the extent you shall have been given a reasonable opportunity to review such documents prior to their distribution and comply with the U.S. Securities and Exchange Commission disclosure requirements and have not notified us that such document contains private information: (a) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) term sheets and notifications of changes in the terms and conditions of any Facility, and (c) drafts and final versions of the Facility Documentation; provided that, if you advise us, prior to their distribution, that any of the foregoing items should be distributed only to Private Lenders, then we will not distribute such materials to Public Lenders without your prior written consent.
8

3.          Information.

You hereby represent and warrant (to your knowledge, with respect to information relating to any Acquired Business or its subsidiaries) that (a) all written information (other than the Projections, forward looking statements, general economic or industry specific information and any third party memoranda or reports furnished to us or the Lenders) that has been or will be made available to us or any of the Lenders by you, either Acquired Business or any of your or their respective representatives in connection with the Transactions for use in evaluating the Transactions (the “Information”), when taken as a whole, is and will be, when furnished, correct in all material respects and does not, and when furnished, will not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not materially misleading (after giving effect to all supplements and updates thereto) and (b) the Projections and written forward looking statements that have been or will be made available to us or any of the Lenders by you, Holdings, Sponsor or any of your or their respective representatives in connection with the Transactions for use in evaluating the Transactions have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished (it being understood that projections and forward looking statements by their nature are inherently uncertain and are not a guarantee of financial performance, the results reflected in the Projections or forward looking statements may not be achieved and actual results may differ from projections or forward looking statements and such differences may be material).  You agree that if at any time prior to the Syndication Date, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will use commercially reasonable efforts to promptly supplement, or cause to be supplemented, the Information and Projections so that such representations (to your knowledge, in the case of Information and Projections relating to an Acquired Business or its subsidiaries) will be correct in all material respects at such time. For the avoidance of doubt, the accuracy of the foregoing representations shall not be a condition to our obligations hereunder or the funding of the Facilities on the Closing Date. In issuing the commitments hereunder and in arranging and syndicating the Facilities, you acknowledge that we are and will be using and relying on the Information without independent verification thereof.

4.          Compensation.

As consideration for the commitments of the Initial Lenders hereunder with respect to the Facilities and the agreement of the Lead Arrangers to structure, arrange and syndicate the Facilities, you agree to pay, or cause to be paid, the fees set forth in the Term Sheets and the Fee Letter, to the extent and at the time or times earned and payable, as provided for in the Term Sheets or the Fee Letter, as applicable.  Once paid, such fees shall not be refundable under any circumstances.

5.          Conditions.

The commitments of the Initial Lenders hereunder with respect to each of the Facilities are conditioned solely upon the conditions set forth in Annex IV hereto (the “Specified Conditions”); it being understood that there are no conditions (implied or otherwise) to the commitments hereunder (including compliance with the terms of this Commitment Letter, the Fee Letter and the Facility Documentation) other than the Specified Conditions (and upon satisfaction or waiver of the Specified Conditions, each party thereto will execute and deliver the Facility Documentation to which it is a party and the initial funding under the Facilities shall occur).
9

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Facility Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties required to be made and accurate on the Closing Date shall be (A) such of the representations and warranties made by (or with respect to) any Acquired Business and its subsidiaries in the applicable Acquisition Agreement that are material to the interests of the Lenders (in their capacity as such), but only to the extent that you (or any of your applicable affiliates) have the right not to consummate the applicable Acquisition or to terminate your (and all of your affiliates’) obligations under such Acquisition Agreement as a result of a breach or inaccuracy of such representations and warranties in such Acquisition Agreement (such representations and warranties, but only to such extent, the “Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the Facility Documentation and other closing deliverables shall be in a form such that they do not impair availability and funding of the Facilities on the Closing Date if all of the Specified Conditions are satisfied; it being understood that: (x) other than with respect to any UCC Filing Collateral and Stock Certificates (each as defined below), to the extent any collateral for the Facilities (the “Collateral”) or any security interest in the Collateral is not provided and/or perfected on the Closing Date after your use of commercially reasonable efforts to do so and without undue burden or expense, the provision and/or perfection of such Collateral or such security interests shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but may instead be required to be provided and/or perfected after the Closing Date pursuant to arrangements and timing to be mutually agreed by the parties hereto acting reasonably (but in any event no later than 90 days following the Closing Date, subject to extensions granted by the First Lien Collateral Agents and the Second Lien Collateral Agent (each as defined below) for the respective Facilities acting in its reasonable discretion), (y) with respect to perfection of security interests in UCC Filing Collateral, you shall only be obligated to deliver, or cause to be delivered, on or prior to the Closing Date, necessary Uniform Commercial Code (“UCC”) financing statements to the collateral agent for the Dutchman First Lien Credit Facilities (the “First Lien Credit Facility Collateral Agent”), the collateral agent for the First Lien Notes or First Lien Bridge Facility, as applicable (the “First Lien Bridge Facility Collateral Agent”) and the collateral agent for the Dutchman Second Lien Term Facility (the “Second Lien Collateral Agent” and, together with the First Lien Credit Facility Collateral Agent and the First Lien Bridge Facility Collateral Agent, the “Collateral Agents”) and to irrevocably authorize, and to cause the Guarantors to irrevocably authorize, in each case, pursuant to security agreements, each such Collateral Agent to file necessary UCC financing statements in your, or such Guarantor’s, jurisdiction of organization (or such U.S. domestic jurisdiction as is otherwise required by the UCC), and (z) with respect to perfection of security interests in Stock Certificates, you shall only be obligated to deliver to the First Lien Credit Facility Collateral Agent on or prior to the Closing Date Stock Certificates together with undated signed stock powers in blank; provided that Stock Certificates together with undated stock powers executed in blank of subsidiaries of Jaguar will only be required to be delivered on the Closing Date to the extent received by Borrowers (or any of their affiliates) after the use of commercially reasonable efforts to do so, and to the extent not so received by the Closing Date, the provision and/or perfection of such security interests in such Stock Certificates shall not constitute a condition precedent to the availability of the Facilities on the Closing Date, but shall be required to be provided and/or perfected within 10 business days after the Closing Date, subject to extensions granted by the Collateral Agents acting in their reasonable discretion. For purposes hereof, (1) “Specified Representations” means the representations and warranties of the Borrowers and the Guarantors to be included in the Facility Documentation as to due organization, organizational power and authority (as to execution, delivery and performance of the applicable Facility Documentation), the due authorization, execution, delivery and enforceability of the applicable Facility Documentation, the applicable Facility Documentation not conflicting with charter documents or material applicable law, solvency of Holdings and its subsidiaries on a consolidated basis on the Closing Date after giving effect to the Transactions (determined in a manner consistent with the solvency certificate to be delivered in the form of Exhibit A to Annex IV hereto), Federal Reserve margin regulations, Patriot Act, Investment Company Act, use of proceeds of the applicable Facilities not violating OFAC, or FCPA, and the creation, validity, and perfection of security interests (subject to permitted liens and the limitations set forth in the preceding sentence), (2) “UCC Filing Collateral” means Collateral, excluding Stock Certificates, consisting solely of assets in which a security interest can be perfected by filing a Uniform Commercial Code financing statement, and (3) “Stock Certificates” means Collateral consisting of certificated equity interests representing capital stock (or other equivalent equity interests) of Borrowers and their material U.S. subsidiaries required as Collateral pursuant to the Term Sheets for which a security interest can be perfected by delivering certificates evidencing such certificated equity interests.  Without limiting the conditions precedent set forth herein to funding, the Lead Arrangers will cooperate with you as reasonably requested in coordinating the timing and procedures for the funding of the Facilities in a manner consistent with the Acquisition Agreements.  The provisions of this paragraph shall be referred to herein as the “Certain Funds Provisions.”
10

6.          Exculpation, Indemnity, Settlement and Expenses.

a) Exculpation.

You agree that (i) no Commitment Party nor any of their respective affiliates or controlling persons or any of the respective officers, directors, partners, trustees, employees, advisors, shareholders, agents and representatives of any of the foregoing or any of their successors and permitted assigns (each, a “Commitment Party Related Person”) shall have any liability (whether direct or indirect, in contract, tort, equity or otherwise) to you, Holdings or Holdings’ other subsidiaries or affiliates or to your or their respective equity holders or creditors or any other person arising out of, related to or in connection with any aspect of this Commitment Letter, the Fee Letter, the Facilities or any of the Transactions, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct of, or a material breach of funding obligations under this Commitment Letter or the Facility Documentation by, such Commitment Party Related Person or any of its Related Persons (as defined below) and (ii) no Commitment Party Related Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Commitment Party Related Person or any of its Related Persons, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  You, Sponsor, Holdings, the Acquired Businesses and your or their respective affiliates shall have no liability for special, indirect, consequential or punitive damages (provided that this provision shall not limit your indemnification obligations set forth below to the extent that such special, indirect, consequential or punitive damages are included in an Action by a third party unaffiliated with any of the Indemnified Persons (as defined below) with respect to which the applicable Indemnified Person is entitled to indemnification as set forth herein). It is further agreed that the Commitment Parties shall have liability only to you (as opposed to any other person), and that each Lender shall be liable in respect of its own commitment to the Facilities solely on a several, and not joint, basis with any other Lender.

b) Indemnification.

You agree to indemnify and hold harmless the Commitment Parties, their respective affiliates and controlling persons and the respective officers, directors, partners, trustees, employees, advisors, shareholders, agents and representatives of each of the foregoing and each of their successors and permitted assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses, joint or several, to which any such Indemnified Person may become subject arising out of, resulting from or in connection with this Commitment Letter, the Fee Letter, the Facilities, the Facility Documentation or any of the Transactions or the providing or syndication of the Facilities (or the actual or proposed use of the proceeds thereof, or any claim, dispute, litigation, investigation or proceeding directly or indirectly arising out of, relating to or in connection with any of the foregoing) (any of the foregoing, an “Action”) regardless of whether or not any Indemnified Person is a party thereto and whether or not such Action is brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each Indemnified Person promptly after receipt of written demand, together with reasonable backup documentation, for any reasonable and documented out-of-pocket legal or other expenses (such legal expenses to be limited  to one outside counsel for all Indemnified Persons and, if reasonably necessary, a single local counsel for all Indemnified Persons in each jurisdiction  for which local counsel is reasonably deemed necessary and, solely in the case of an actual or bona fide potential conflict of interest, one special counsel to each group of similarly situated Indemnified Persons affected by such conflict (including one special local counsel, to the extent an actual or bona fide potential conflict of interest for any local counsel otherwise permitted hereunder) incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or Action; provided that any such obligation to indemnify, hold harmless and reimburse an Indemnified Person shall not be applicable (i) to the extent resulting from the gross negligence, bad faith or willful misconduct of such Indemnified Person or any Related Person of such Indemnified Person or from such Indemnified Person’s (or Related Person’s) material breach of obligations under this Commitment Letter or the Fee Letter (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction) or (ii) to the extent arising from any dispute solely among Indemnified Persons other than (x) any claims against any Commitment Party or any of its Related Persons in its capacity or in fulfilling its role as arranger, agent or any similar role under any Facility and (y) any claims to the extent arising from any act or omission on the part of you or your affiliates.  In the case of an Action to which the indemnity in this paragraph applies, such indemnity and reimbursement obligations shall be effective whether or not such Action is brought by you, your or the Acquired Business’s equity holders or creditors or an Indemnified Person, whether or not an Indemnified Person is otherwise a party thereto and whether or not any aspect of this Commitment Letter, the Fee Letter, the Facilities or any of the Transactions is consummated.
11

c) Settlement.

You shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Action in respect of which such indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such Action and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Person.  You shall not be liable for any settlement of any Action effected without your consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent you agree to indemnify and hold harmless each Indemnified Person to the extent and in the manner set forth above.

d) Expenses.

In addition, you hereby agree to reimburse us upon the initial funding under the Facilities for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented legal fees (to be limited to one outside counsel for the Commitment Parties and their affiliated Indemnified Persons (and reasonably necessary local counsel engaged in consultation with you)) and reasonable expenses of the Commitment Parties (including, without limitation, reasonable, out-of-pocket due diligence, printing, reproduction, document delivery, travel and communication costs) incurred in connection with the syndication and execution of the Facilities, and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Fee Letter and the Facility Documentation and any amendment, modification or waiver of this Commitment Letter and the Fee Letter (or any proposed amendment, modification or waiver) (collectively, “Expenses”); provided that you shall not be required to reimburse any of the Commitment Parties for any Expenses in the event the Closing Date does not occur.

For purposes of this Section 6, a “Related Person” of a person means (1) any controlling person or controlled affiliate of such person, (2) the respective directors, officers, or employees of such person or any of its controlling persons or controlled affiliates and (3) the respective agents of such person or any of its controlling persons or controlled affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such person, controlling person or such controlled affiliate; provided that each reference to a controlling person or controlled affiliate in this sentence pertains to a controlling person or controlled affiliate involved in the negotiation or syndication of this Commitment Letter and the Facilities.
12

7.          Confidentiality.

This Commitment Letter is delivered to you upon the condition that neither this Commitment Letter nor the Fee Letter shall be disclosed by you or any of your affiliates, directly or indirectly, to any other person without our prior consent (not to be unreasonably withheld, conditioned or delayed), except (i) as may be ordered in a judicial or administrative proceeding or as otherwise required by law or regulation, compulsory legal process or as requested by a governmental authority (in which case you agree to inform us promptly thereof prior to your disclosure to the extent lawfully permitted to do so), (ii) this Commitment Letter and the Fee Letter may be disclosed to Sponsor and the other Equity Investors, potential co-investors and your and their respective affiliates, and your and their respective partners, directors, officers, employees, agents, legal counsel, accountants, advisors and consultants directly involved in the consideration of the Transactions (collectively “your related parties”), in each case on a confidential basis and only in connection with the Transactions, (iii) this Commitment Letter and the Fee Letter may be disclosed to any potential Additional Committing Lender or to any potential provider of the Second Lien Giveaway or the Replacement Commitment Facility, (iv) this Commitment Letter and a redacted version of the Fee Letter (with such redaction to be reasonably acceptable to the Lead Arrangers) may be disclosed to Jaguar and its directors, officers, employees, agents, legal counsel, accountants, advisors and consultants, in each case on a confidential basis and only in connection with the Transactions, it being understood that (except pursuant to clause (i) above and clause (x) below and, with respect to information contained therein, clause (viii) below) in no event shall the Fee Letter be publicly disclosed, regardless of whether it is in redacted or complete form, (v) this Commitment Letter (but not the Fee Letter) may be disclosed to Moody’s and S&P in connection with obtaining the Ratings, (vi) you may disclose this Commitment Letter (but not the Fee Letter) to the extent information contained herein becomes publicly available other than by reason of an improper disclosure by you or your related parties in violation of this paragraph, (vii) you may disclose this Commitment Letter (but not the Fee Letter) in any syndication or other marketing materials in connection with the Facilities, (viii) you may disclose the summary terms of the Facilities and the aggregate fee amounts contained in the Fee Letter as part of projections, pro forma information or a disclosure of aggregate sources and uses provided in connection with the Transactions and the syndication of the Facilities, (ix) the Commitment Letter (but not the Fee Letter) may be disclosed in connection with any public filing requirement related to the Transactions and (x) this Commitment Letter and the Fee Letter may be disclosed as necessary to enforce the terms thereof or in connection with any suit, action or proceeding relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby.  The foregoing restrictions shall cease to apply two years following the Acceptance Date (as defined below).

Each Commitment Party, on behalf of itself and its affiliates and its other Related Persons, agrees that it will use all non-public information provided to it or its affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent any Commitment Party from disclosing any such information (other than to a Disqualified Institution) (a) pursuant to any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulation or as requested by a self-regulatory authority or governmental authority (in which case such Commitment Party, to the extent permitted by law and except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental authority exercising examination or regulatory authority, agrees to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction over any Commitment Party or any of its affiliates, (c) to the extent that such information becomes publicly available other than by reason of disclosure by any Commitment Party or any of its Related Persons in violation of this paragraph, (d) to the extent that such information is received by a Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, Sponsor, the Acquired Businesses or your or their respective affiliates, (e) to the extent that such information is independently developed by a Commitment Party, (f) to any Commitment Party’s affiliates and to such Commitment Party’s and its affiliates’ respective members, partners, directors, investors, investment or capital or similar committees, financing sources, prospective financing sources, employees, legal counsel, independent auditors, service providers and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information and their obligations to keep such information confidential, (g) to prospective Lenders, participants or assignees or any potential counterparty (or its advisors) to any swap or derivative transaction relating to Holdings or any of its subsidiaries or any of their respective obligations; provided that such disclosure shall be made subject to the acknowledgment and acceptance by such prospective Lender, participant, assignee or potential counterparty on behalf of itself and its advisors, that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and each Commitment Party, including, without limitation, as set forth in any confidential information memorandum or other marketing materials) in accordance with the standard syndication process of the Commitment Parties or market standards for dissemination of such type of information which shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information, acknowledging its confidentiality obligations in respect thereof consistent with the foregoing, (h) for purposes of establishing a “due diligence” defense, (i) in connection with the exercise of any remedy or enforcement of any right under this Commitment Letter, the Fee Letter and/or any Facility Documentation or (j) in coordination with you, to Moody’s and S&P on a confidential basis in connection with obtaining Ratings.  Each Commitment Party shall be principally liable to the extent any confidentiality restrictions set forth herein are violated by one or more of its Related Persons. Each Commitment Party’s obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the Facility Documentation upon the execution and effectiveness thereof, and in any event shall terminate two years from the Acceptance Date. It is understood and agreed that, except as set forth in clause (g) and (j) above, no Commitment Party may advertise or promote its role in arranging or providing any portion of any of the Facilities (including in any newspaper or other periodical, on any website or similar place for dissemination of information on the internet, as part of a “case study” incorporated into promotional materials, in the form of a “tombstone” advertisement or otherwise (other than customary submissions for the purpose of league table rankings)) without consulting with you.
13

8.          Other Services.

You acknowledge and agree that we and/or our affiliates may be requested to provide additional services with respect to Sponsor, Holdings, either Acquired Business and/or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to the parties thereto. Nothing in this Commitment Letter is intended to obligate or commit us or any of our affiliates to provide any services other than as set out herein.

9.          Conflicts of Interest.

You acknowledge that (and agree not to assert any claims of any conflict of interest arising in connection with):

(a)
the Initial Lenders, the Lead Arrangers and/or their respective affiliates and subsidiaries (collectively, the “Lead Arranger Group”), in their capacity as principal or agent, are involved in a wide range of commercial banking and investment banking activities globally (including investment advisory; asset management; research; securities issuance, trading, and brokerage) from which conflicting interests or duties may arise and therefore, conflicts may arise between duties of the Initial Lenders or the Lead Arrangers hereunder and other duties or interests of the Initial Lenders, the Lead Arrangers or another member of the Lead Arranger Group;

(b)
the Initial Lenders, the Lead Arrangers and any other member of the Lead Arranger Group may, at any time, (i) provide services to any other person, (ii) engage in any transaction (on its own account or otherwise) with respect to you, or any member of the same group as you or (iii) act in relation to any matter for any other person whose interests may be adverse to you or any member of your group (a “Third Party”), and may retain for its own benefit any related remuneration or profit, notwithstanding that a conflict of interest exists or may arise and/or any member of the Lead Arranger Group is in possession or has come or comes into possession (whether before, during or after the agreements hereunder) of information confidential to you and not otherwise publicly available; provided that such information shall be used only for the purpose for which it was disclosed to a member of the Lead Arranger Group and shall not be shared with any Third Party. You accept that permanent or ad hoc arrangements/information barriers may be used between and within divisions of the Initial Lenders, the Lead Arrangers or other members of the Lead Arranger Group for this purpose and that locating directors, officers or employees in separate workplaces is not necessary for such purpose. You acknowledge that the Initial Lenders, the Lead Arrangers or other members of the Lead Arranger Group may, in their sole discretion, offer and/or provide committed or other financing to other parties who are interested in engaging in a transaction with any Acquired Business which may be on terms similar to those or which may be materially different than the terms set forth in this Commitment Letter;

14

(c)
information which is held elsewhere within the Initial Lenders, the Lead Arrangers or the Lead Arranger Group but of which none of the individual directors, officers or employees having the conduct of transactions contemplated by this letter actually has knowledge (or can properly obtain knowledge without breach of internal procedures), shall not for any purpose be taken into account in determining the Initial Lenders’ or the Lead Arrangers’ responsibilities to you hereunder;

(d)
none of the Initial Lenders, the Lead Arrangers nor any other member of the Lead Arranger Group shall have any duty to disclose to, or utilize for the benefit of, you, any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business; and

(e)
no Commitment Party nor any other member of the Lead Arranger Group is advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated by this Commitment Letter and the Fee Letter, and no Commitment Party nor any other member of the Lead Arranger Group shall have responsibility or liability to you with respect thereto. Any review by us, or on our behalf, of you, the Acquired Businesses, the Transactions, the other transactions contemplated by this Commitment Letter and the Fee Letter or other matters relating to such transactions will be performed solely for our benefit and shall not be on behalf of you or any of your affiliates.

The Initial Lenders, the Lead Arrangers and the Lead Arranger Group operate pursuant to rules, policies and procedures, including independence policies and permanent and ad hoc information barriers between and within divisions of the Initial Lenders, the Lead Arrangers and other members of the Lead Arranger Group, directed to ensuring that (i) the individual directors, officers and employees involved in an assignment undertaken by a member of the Lead Arranger Group (including the engagement hereunder) are not influenced by any such conflicting interest or duty and (ii) any confidential information held by a member of the Lead Arranger Group is not disclosed or made available to any other client.

10.          No Fiduciary Relationship.

You hereby acknowledge that we are acting solely as agent, lender, bookrunner or arranger, as applicable, in connection with the Facilities. You further acknowledge that we are acting pursuant to a contractual relationship created by this Commitment Letter that was entered into on an arm’s length basis and in no event do the parties intend that any of us act or be responsible as a fiduciary to you, or any of your other subsidiaries, or your stockholders or creditors or any other person in connection with any activity that we may undertake or have undertaken in furtherance of the Facilities, either before or after the date hereof. We hereby expressly disclaim any fiduciary or similar obligations to any such person, either in connection with the Facilities or this Commitment Letter or any matters leading up to either, and you hereby confirm your understanding and agreement to that effect. Each of you and we agree that you and we are each responsible for making our own independent judgments with respect to the Facilities. You, on behalf of yourself, and your other subsidiaries, hereby agree not to assert any claims against us with respect to any breach or alleged breach of any fiduciary or similar duty in connection with the Transactions or any matters leading up to the execution of this Commitment Letter or the Facility Documentation.
15

11.          Assignments, Amendments, Governing Law, Etc.

This Commitment Letter and the commitment of the Initial Lenders shall not be assignable (x) by you without our prior written consent (such consent not to be unreasonably withheld or delayed) or (y) by any Commitment Party (except to the extent provided in Section 2 with respect to the appointment of Additional Committing Lenders) without your prior written consent, and any purported assignment without such consent shall be void. We reserve the right to employ the services of our affiliates in providing services contemplated by this Commitment Letter (it being understood that we will not thereby be relieved of any of our obligations hereunder with respect to such services prior to the initial funding under the Facilities) and to allocate, in whole or in part, to our affiliates certain fees payable to us in such manner as we and our affiliates may agree in our sole discretion. You also agree that the Initial Lenders may at any time and from time to time assign all or any portion of their commitments hereunder to one or more of their affiliates, but the Initial Lenders will not be relieved of all or any portion of their commitments hereunder prior to the initial funding under the Facilities (except to the extent assigned to an Additional Committing Lender).

This Commitment Letter and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. No party has been authorized by any Commitment Party to make any oral or written statements or agreements that are inconsistent with this Commitment Letter and the Fee Letter. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by us and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, and may not be relied on by, any persons other than the parties hereto, the Lenders and, with respect to the indemnification provided under the heading “Indemnity and Expenses”, each Indemnified Person.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby; provided that (a) (i) the interpretation of the definition of “Company Material Adverse Effect” (as defined in the Jaguar Acquisition Agreement) and whether there shall have occurred a “Company Material Adverse Effect” (as defined in the Jaguar Acquisition Agreement), (ii) whether the Acquisition Agreement Representations in the Jaguar Acquisition Agreement are accurate and whether as a result of a breach or inaccuracy thereof you (or your affiliate) have the right to terminate your (or its) obligations under the Jaguar Acquisition Agreement, or decline to consummate the transactions contemplated by the Jaguar Acquisition Agreement and (iii) whether the Jaguar Acquisition has been consummated in accordance with the terms of the Acquisition Agreement (collectively, the “Jaguar Acquisition Related Matters”), in each case, shall be governed by, and construed in accordance with, the laws of the State of Delaware as it applies to the Jaguar Acquisition Agreement, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (the “Jaguar Acquisition Agreement Governing Law”) and (b) (i) the interpretation of the definition of “Material Adverse Effect” (as defined in the Dutchman Acquisition Agreement) and whether there shall have occurred a “Material Adverse Effect” (as defined in the Dutchman Acquisition Agreement), (ii) whether the Acquisition Agreement Representations in the Dutchman Acquisition Agreement are accurate and whether as a result of a breach or inaccuracy thereof you (or your affiliate) have the right to terminate your (or its) obligations under the Dutchman Acquisition Agreement, or decline to consummate the transactions contemplated by the Dutchman Acquisition Agreement and (iii) whether the Dutchman Acquisition has been consummated in accordance with the terms of the Acquisition Agreement (collectively, the “Dutchman Acquisition Related Matters” and, together with the Jaguar Acquisition Related Matters, the “Acquisition Related Matters”), in each case, shall be governed by, and construed in accordance with, the laws of the State of Delaware as it applies to the Dutchman Acquisition Agreement, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (the “Dutchman Acquisition Agreement Governing Law” and, together with the Jaguar Acquisition Agreement Governing Law, the “Acquisition Agreement Governing Law”).
16

ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS COMMITMENT LETTER IS HEREBY WAIVED. You hereby submit to the exclusive jurisdiction of the federal and New York State courts located in New York County (and appellate courts thereof) in connection with any dispute related to this Commitment Letter, the Fee Letter or any of the matters contemplated hereby or thereby, and agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

12.          Patriot Act and Beneficial Ownership Regulation Notification.

We hereby notify you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”) and the requirements of 31 C.F.R. Section 101.230 (the “Beneficial Ownership Regulation”, we and the other Lenders may be required to obtain, verify and record information that identifies Holdings, Borrowers and the other Guarantors, which information includes the name, address and tax identification number and other information regarding them that will allow us or such Lender to identify them in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective as to us and the Lenders.  We further notify you that, pursuant to the Beneficial Ownership Regulation, we are required to obtain certain information regarding the ownership of Borrowers and each Guarantor of the Facilities. You hereby acknowledge and agree that the Lead Arrangers shall be permitted to share any or all such information with the Lenders (or prospective Lenders).

13.          Acceptance and Termination.

Please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter (the date of such acceptance, the “Acceptance Date”) prior to 11:59 p.m., New York City time, on January 28, 2021 (the “Deadline”).  This Commitment Letter and the commitments of the Initial Lenders hereunder and the agreement of the Lead Arrangers to provide the services described herein are also conditioned upon your acceptance of this Commitment Letter and the Fee Letter, and our receipt of executed counterparts hereof and thereof prior to the Deadline. Upon the earliest to occur of (A) August 3, 2021, (B) the date on which you elect in writing to terminate this Commitment Letter, (C) the date the Dutchman Acquisition Agreement is validly terminated in accordance with its terms prior to the consummation of the Dutchman Acquisition and (D) the date the Jaguar Acquisition Agreement is validly terminated in accordance with its terms prior to the consummation of the Jaguar Acquisition, the commitments of the Commitment Parties hereunder and the agreements of the Lead Arrangers to provide the services described herein shall automatically terminate unless the Commitment Parties and the Lead Arrangers shall, in their discretion, agree to an extension. The compensation (if applicable in accordance with the terms hereof and the Fee Letter), expense reimbursement (if applicable), confidentiality, indemnification, waiver of jury trial, conflict of interest, no fiduciary relationship, survival and governing law and forum provisions in this Commitment Letter and the Fee Letter shall survive termination of any or all of the commitments of the Initial Lenders hereunder; provided that your obligations under this Commitment Letter, other than those specifically applicable until the Syndication Date and those relating to confidentiality, shall automatically terminate and be of no further force and effect (or, if applicable, be superseded by the Facility Documentation) on the Closing Date and you shall, except as provided above, automatically be released from all liability hereunder in connection therewith at such time.  The provisions under the headings “Titles and Roles; Syndication”, “Information,” “Conflicts of Interest” and “Indemnity and Expenses” (unless superseded by analogous provisions in the Facility Documentation to the extent covered thereby) above shall survive the execution and delivery of the Facility Documentation.  You may terminate this Commitment Letter and/or the Initial Lenders’ commitments (on a pro rata basis among the Initial Lenders) with respect to the Facilities (or a portion thereof (so long as the commitments of the Initial Lenders in respect of the Second Lien Term Facility are not reduced below $500,000,000 in the aggregate unless they are terminated in full) hereunder at any time subject to the provisions of the preceding sentence.

Each of the parties hereto agrees that each of this Commitment Letter and the Fee Letter, if accepted by you as provided above, is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to fund the Facilities pursuant to the Facility Documentation subject solely to the Specified Conditions; provided that nothing contained in the Commitment Letter or Fee Letter obligates you or any of your affiliates to consummate any of the Transactions or to draw upon all or any portion of the Facilities.

[Signature Pages Follow]
17

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

[Signature Page to Commitment Letter]

Accepted and agreed to as of
the date first written above:

PERATON HOLDING CORP.

By:	/s/ K. Stuart Shea
Name: K. Stuart Shea
Title: President & Chief Executive Officer

PERATON CORP.

By:	/s/ K. Stuart Shea
Name: K. Stuart Shea
Title: President & Chief Executive Officer

PERATON INC.

By:	/s/ K. Stuart Shea
Name: K. Stuart Shea
Title: President & Chief Executive Officer

[Signature Page to Commitment Letter]

ANNEX I
PROJECT JAGMAN
FIRST LIEN INCREMENTAL CREDIT FACILITIES
SUMMARY OF PRINCIPAL TERMS AND CONDITIONS1

Borrower:
P Corp. and P Inc. (collectively, the “Borrower”, and, together with the Guarantors (as defined in the Existing Dutchman Commitment Letter), the “Loan Parties”). It being agreed and understood, that Holdings may designate a subsidiary as an additional co-borrower under the circumstances described in the Existing Dutchman Commitment Letter.

Holdings:	Peraton Holding Corp. (“Holdings”).
First Lien Lead Arrangers and Bookmanagers:	JPMCB (together with any Additional Committing Lender, the “First Lien Credit Facility Lead Arrangers”).

First Lien Lenders:
A syndicate of banks, financial institutions and other entities reasonably acceptable to Borrower (excluding Disqualified Institutions) arranged by the First Lien Credit Facility Lead Arrangers in consultation with Borrower (collectively, the “Lenders”).

Administrative Agent and Collateral Agent:	JPMCB (in such capacities, the “First Lien Credit Facility Administrative Agent” and the “First Lien Credit Facility Collateral Agent”).

Type and Amount of Facilities:
(A) A first lien senior secured term loan facility (the “First Lien Incremental Term Facility,” and the loans made thereunder, “First Lien Incremental Term Loans”; together with the term loans under the Dutchman First Lien Term Facility (the “First Lien Term Loans”) in an aggregate principal amount of $2,355 million (plus, at Borrower’s discretion, an amount sufficient to fund the amount of any original issue discount or upfront fees with respect to the First Lien Incremental Term Facility imposed pursuant to the “market flex” provisions of the Fee Letter).  The First Lien Incremental Term Facility shall be established as a new class of term loans pursuant to the provisions of the Dutchman First Lien Credit Facility described under “First Lien Incremental Facilities” in the Existing Dutchman Commitment Letter or, to the extent mutually agreed to by the Borrower and the First Lien Credit Facility Lead Arrangers, an increase in the Dutchman First Lien Term Facility.

(B) Revolving commitment (the “Incremental Revolving Commitments”) in an aggregate principal amount of $200 million.  The Incremental Revolving Commitments shall be established as an increase in the amount of revolving commitments under the Dutchman Revolving Facility pursuant to the provisions of the Dutchman First Lien Credit Facilities described under “First Lien Incremental Facilities” in the Existing Dutchman Commitment Letter and shall be on the same terms (including interest rates, commitment fees, prepayment provisions and maturity) applicable to the Dutchman Revolving Facility pursuant to the Existing Dutchman Commitment Letter.

[1]	All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.
Annex I -1

Purpose:
Proceeds of the First Lien Incremental Credit Facilities will be used on the Closing Date (i) to pay costs in connection with the Transactions (including the Transaction Costs), (ii) to pay the Jaguar Acquisition consideration (if the Jaguar Acquisition closes on the Closing Date) or to pay the Additional Consideration (if the Jaguar Contribution occurs following the closing date of the Jaguar Acquisition), (iii) to finance the Refinancing and (iv) to the extent of any remaining amounts, for working capital and other general corporate purposes.

Maturity Date:
The First Lien Incremental Term Facility will mature on the date that is seven years following the date of the Dutchman Acquisition (the “First Lien Incremental Term Maturity Date”).  The Incremental Revolving Commitments shall terminate on the termination date of the Dutchman Revolving Facility (the “Revolving Maturity Date”)

Availability:
Upon satisfaction or waiver of the Specified Conditions, a single drawing may be made on the Closing Date of the full amount of the First Lien Incremental Term Facility.  Amounts borrowed under the First Lien Incremental Term Facility that are repaid or prepaid may not be reborrowed.

Upon satisfaction or waiver of the conditions set forth under “Conditions to Each Borrowing” in the Existing Dutchman Commitment Letter, borrowings may be made under the Incremental Revolving Commitments at any time after the Closing Date to but excluding the business day preceding the Revolving Maturity Date. Notwithstanding the foregoing, upon satisfaction or waiver of the conditions set forth under “Conditions to each Borrowing” in the Existing Dutchman Commitment Letter, borrowings may be made and Letters of Credit may be issued on the Closing Date to (i) cash collateralize, replace or back-stop existing letters of credit of Jaguar, (ii) fund the amount of any original issue discount or upfront fees imposed pursuant to the “market flex” provisions of the Fee Letter and (iii) pay the Jaguar Acquisition consideration, fund the Refinancing and/or pay costs in connection with the foregoing (including purchase price and working capital adjustments) and for other general corporate purposes, in an amount not to exceed, with respect to this clause (iii), an amount to be agreed (provided such amount shall not be less than $50 million).

Letters of Credit:	Letters of credit will be available under the Incremental Revolving Commitments on the same terms as the Dutchman Revolving Facility.

Defaulting Lenders:	As set forth in the Dutchman First Lien Credit Facilities.
Annex I -2

Interest:	At Borrower’s option, loans will bear interest based on the Base Rate or LIBOR, as described below:
A. Base Rate Option

For the First Lien Incremental Term Facility, as set forth in the Dutchman First Lien Credit Facilities for the Dutchman First Lien Term Facility.  For loans under the Incremental Revolving Commitments, as set forth in the Dutchman First Lien Credit Facility for loans under the Dutchman Revolving Facility.

B. LIBOR Option

For the First Lien Incremental Term Facility, as set forth in the Dutchman First Lien Credit Facilities for the Dutchman First Lien Term Facility.  For loans under the Incremental Revolving Commitments, as set forth in the Dutchman First Lien Credit Facility for loans under the Dutchman Revolving Facility.

Default Interest and Fees:	As set forth in the Dutchman First Lien Credit Facilities.

Interest Margins:
The Interest Margins applicable to the First Lien Incremental Term Facility will be 425 basis points for LIBOR loans and 325 basis points for Base Rate loans, with two 25 basis points step-downs at First Lien Leverage Ratios to be agreed.  The Interest Margins for the Incremental Revolving Commitments will be the same as for loans under the Dutchman Revolving Facility.

Commitment Fee:	The commitment fees for the Incremental Revolving Commitments will be the same as for the Dutchman Revolving Facility.

Amortization:
The First Lien Incremental Term Facility will amortize in equal quarterly installments in annual amounts equal to 1.0% of the original principal amount of the First Lien Incremental Term Facility (commencing on the last day of the first full fiscal quarter ended after the Closing Date), with the balance payable on the First Lien Incremental Term Maturity Date (or, if the First Lien Incremental Term Facility takes the form of an increase in the Dutchman First Lien Term Facility, the remaining scheduled amortization payments for the Dutchman First Lien Term Facility shall be increased proportionately to reflect the funding of the First Lien Incremental Term Facility).  The Incremental Revolving Commitments shall not have any amortization prior to the Revolving Maturity Date.

Mandatory Prepayments:	As set forth in the Dutchman First Lien Credit Facilities for the Dutchman First Lien Term Facility.
Optional Prepayments:	For the First Lien Incremental Term Loans, as set forth in the First Lien Credit Agreement for the Dutchman First Lien Term Facility.

Prepayment Premium:
Borrower shall pay a “prepayment premium” in connection with any Repricing Transaction (as defined in the Dutchman First Lien Credit Facilities for the Dutchman First Lien Term Facility with appropriate modifications to apply to the First Lien Incremental Term Loans) with respect to all or any portion of First Lien Incremental Term Facility that occurs on or before the six month anniversary of the Closing Date, in an amount equal to 1.00% of the principal amount of First Lien Incremental Term Facility subject to such Repricing Transaction.

Annex I -3

Application of Prepayments:
For the First Lien Incremental Term Loans, as set forth in the Dutchman First Lien Credit Facilities for the Dutchman First Lien Term Facility.  For loans under the Incremental Revolving Commitments, as set forth in the Dutchman First Lien Credit Facilities for the Dutchman Revolving Facility.

Guarantees:	Same as under the Dutchman First Lien Credit Facilities.

Security:	Secured on a pari passu basis with the Dutchman First Lien Credit Facilities.

Conditions to Initial Borrowings:
Conditions precedent to initial borrowings under the First Lien Incremental Term Facility on the Closing Date shall consist solely of the Specified Conditions (subject to the Certain Funds Provisions).

Conditions to each Borrowing:	Same as under the Dutchman First Lien Credit Facilities.

Documentation:
The First Lien Incremental Credit Facilities will be effected pursuant to an Incremental Amendment (as defined in the Dutchman First Lien Credit Facilities), duly executed by each Lender, the Loan Parties and the First Lien Credit Facility Administrative Agent, which shall contain terms and conditions consistent with this First Lien Incremental Credit Facilities Term Sheet and will not contain any condition to funding the First Lien Incremental Term Facility other than the Specified Conditions.  The Incremental Amendment, the Dutchman First Lien Credit Facilities and the other documentation governing the Dutchman First Lien Credit Facilities are collectively referred to herein as the “Loan Documentation”.

Representations and Warranties:	As set forth in the Dutchman First Lien Credit Facilities modified to reflect the Transactions.
Affirmative Covenants:	As set forth in the Dutchman First Lien Credit Facilities.
Negative Covenants:	As set forth in the Dutchman First Lien Credit Facilities.
Financial Covenant:	First Lien Incremental Term Facility: None. Incremental Revolving Commitments: Same as Dutchman Revolving Facility.
Events of Default:	As set forth in the Dutchman First Lien Credit Facilities.

Assignments and Participations:	As set forth in the Dutchman First Lien Credit Facilities.

Expenses, Limitations on Liability and Indemnification:	As set forth in the First Lien Credit Agreement.

Annex I -4

Yield Protection, Taxes and Other Deductions:	As set forth in the Dutchman First Lien Credit Facilities.

Voting:	As set forth in the Dutchman First Lien Credit Facilities.

Amend and Extend Provisions:	As set forth in the Dutchman First Lien Credit Facilities.

Unrestricted Subsidiaries:	As set forth in the Dutchman First Lien Credit Facilities.

EU/UK Bail-in Provisions:	As set forth in the Dutchman First Lien Credit Facilities.

Governing Law and Forum:	The laws of the State of New York.

Counsel to the Administrative Agent and the Lead Arrangers:	Cahill Gordon & Reindel LLP.
Annex I -5

ANNEX II

PROJECT JAGMAN
FIRST LIEN BRIDGE FACILITY SUMMARY

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS2

Borrower:	Same as the First Lien Incremental Credit Facilities (collectively, the “Borrower” and, together with the Guarantors (defined below), the “Loan Parties”).

Holdings:	Same as the First Lien Incremental Credit Facilities (“Holdings” and, together with its restricted subsidiaries, each a “Company” and collectively, the “Companies”).
Joint Lead Arrangers and Joint Bookmanagers:	JPMCB (together with any Additional Committing Lender, the “First Lien Bridge Facility Lead Arrangers”).

Lenders:
A syndicate of banks, financial institutions and other entities reasonably acceptable to Borrowers (excluding Disqualified Institutions), including JPMCB, arranged by the First Lien Bridge Facility Lead Arrangers in consultation with Borrower (collectively, the “Lenders”).

Bridge Loan Administrative Agent and Collateral Agent:	JPMCB (in such capacities, the “First Lien Bridge Facility Administrative Agent” and the “First Lien Bridge Facility Collateral Agent”).

Type and Amount of Facility:
Senior secured increasing rate bridge loans providing $1,420 million of gross cash proceeds (the “Bridge Loans”) less the aggregate amount of gross cash proceeds provided by First Lien Notes (and/or First Lien Securities) issued on or prior to the Closing Date in lieu of the Bridge Loans.

Purpose:
Proceeds of the First Lien Bridge Facility will be used on the Closing Date (together with proceeds of the First Lien Incremental Credit Facilities) (i) to pay costs in connection with the Transactions, (ii) to pay the Jaguar Acquisition consideration (if the Jaguar Acquisition closes on the Closing Date) or to pay the Additional Consideration (if the Jaguar Contribution occurs following the closing date of the Jaguar Acquisition), (iii) to finance the Refinancing and (iv) to the extent of any remaining amounts, for working capital purposes.

Maturity Date:	One year from the Closing Date (the “Bridge Loan Maturity Date”).
Annex II -1

Rollover:
If the Bridge Loans are not repaid in full on or prior to the Bridge Loan Maturity Date, and provided that no bankruptcy default under the First Lien Bridge Facility Documentation has occurred and is continuing with respect to the Borrowers, the Bridge Loans shall be automatically converted on the Bridge Loan Maturity Date into senior secured term loans due on the sixth anniversary of the Bridge Loan Maturity Date (the “Extended Term Loans”) in an aggregate principal amount equal to the aggregate principal amount of Bridge Loans so converted.  The Extended Term Loans will have the terms set forth in Exhibit A to this Annex II. Under certain circumstances to be determined by the First Lien Bridge Facility Lead Arrangers, Extended Term Loans may be exchanged by the holders thereof for exchange notes (“Exchange Notes”), which will have the terms set forth in Exhibit A to this Annex II; provided that (i) no Exchange Notes shall be issued until Borrower shall have received requests to issue at least $200 million in aggregate amount of Exchange Notes and (ii) no subsequent Exchange Notes shall be issued until Borrower shall have received additional requests to issue at least $200 million (or the remaining aggregate principal amount of Bridge Loans) in aggregate principal amount of additional Exchange Notes.  The Exchange Notes will be issued under an indenture, and related security documents, that will have the terms set forth in Exhibit A to this Annex II.  In connection with each such exchange, if requested by any Lender that is a Lender as of the Closing Date (each, an “Initial Bridge Lender”), Borrower shall (i) deliver to the Lender that is receiving Exchange Notes, and to such other Lenders as such Initial Bridge Lender requests, an offering memorandum of the type customarily utilized in a Rule 144A “private for life” offering of high yield securities covering the resale of such Exchange Notes by such Lenders, in such form and substance as reasonably acceptable to Borrower and such Initial Bridge Lender, and keep such offering memorandum updated in a manner as would be required pursuant to a customary Rule 144A “private for life” securities purchase agreement, (ii) execute an exchange agreement containing provisions customary in Rule 144A “private for life” securities purchase agreements (including indemnification provisions) if reasonably requested by such Initial Bridge Lender, (iii) deliver or cause to be delivered such opinions and accountants’ comfort letters addressed to the Initial Bridge Lender and such certificates as such Initial Bridge Lender may reasonably request as would be customary in Rule 144A “private for life” offerings and otherwise in form and substance reasonably satisfactory to such Initial Bridge Lender and (iv) take such other actions, and cause its advisors, auditors and counsel to take such actions, as reasonably requested by such Initial Bridge Lender in connection with issuances or resales of Exchange Notes, including providing such information regarding the business and operations of Borrower and its subsidiaries as is reasonably requested by any prospective holder of Exchange Notes and customarily provided in due diligence investigations in connection with purchases or resales of Rule 144A “private for life” securities.

The Extended Term Loans will be governed by the provisions of the First Lien Bridge Facility Documentation and will have the same terms as the Bridge Loans except as expressly set forth in Exhibit A to this Annex II.

Availability:
Upon satisfaction or waiver of the Specified Conditions, a single drawing may be made on the Closing Date of the First Lien Bridge Facility.  Amounts borrowed under the First Lien Bridge Facility that are repaid or prepaid may not be reborrowed.

Annex II -2

Interest:
The Bridge Loans will bear interest at a rate per annum equal to three month LIBOR (which shall be subject to a 0.75% floor), adjusted quarterly, plus a spread of 4.50% (the “Rate”).  The Rate will increase by (i) 50 basis points upon the 90‑day anniversary of the Closing Date, plus (ii) an additional 50 basis points upon each subsequent 90-day anniversary following the initial 90‑day anniversary of the Closing Date.  Interest on the Bridge Loans (excluding default interest, if any) shall not exceed the First Lien Total Cap (as defined in the Fee Letter), in each case, without giving effect to any default interest.  Interest will be payable quarterly in arrears, on the Bridge Loan Maturity Date and on the date of any prepayment of the Bridge Loans.

Default Interest and Fees:
Upon the occurrence and during the continuance of a bankruptcy or payment event of default, overdue principal, interest and other overdue amounts shall bear interest, after as well as before judgment, at a rate equal to 2.0% per annum plus the rate otherwise applicable to the Bridge Loans.

Amortization:	None.
Mandatory Prepayments:
The First Lien Bridge Facility shall be prepaid at 100% of the outstanding principal amount thereof with, subject to exceptions to be agreed of  (i) the net proceeds from the issuance of the First Lien Notes or any other debt securities (other than Second Lien Securities (as defined in the Fee Letter)), or subject to certain exceptions to be mutually agreed, other indebtedness for borrowed money of Holdings or any of its restricted subsidiaries, (ii) the net proceeds from any non-ordinary course asset sales by Holdings or any of its restricted subsidiaries in excess of amounts reinvested in a manner permitted by the First Lien Bridge Facility Documentation (and subject to the Borrower’s right to apply a pro rata portion of such proceeds to prepay the First Lien Credit Facilities) and (iii) the net proceeds of public equity issuances of Holdings and the Borrowers (subject to certain exceptions, including equity issued to the Sponsor or pursuant to employee benefit plans).

In the event any Lender or affiliate of a Lender purchases debt securities from Holdings or the Borrower pursuant to a permitted securities demand at a price above the level at which such Lender or affiliate has reasonably determined such debt securities can be resold by such Lender or affiliate to a bona fide third party at the time of such purchase (and notifies the Borrower thereof), the net cash proceeds received by the Borrowers in respect of such debt securities may, at the option of such Lender or affiliate, be applied first to prepay the portion of the First Lien Bridge Facility held by such Lender or affiliate prior to being applied to prepay the Bridge Loans held by other Lenders.

Change of Control:
Each holder of the Bridge Loans will be entitled to require Borrower, and Borrower shall offer, to repay the Bridge Loans held by such holder, at a price of 100% of the principal amount thereof, plus all accrued fees and all accrued and unpaid interest to, but not including, the date of repayment, upon the occurrence of a “change of control” (to be defined in the First Lien Bridge Facility Documentation in a manner consistent with the  Documentation Principles (as defined below)).

Annex II -3

Optional Prepayments:
Permitted in whole or in part, with prior notice but without premium or penalty (except LIBOR breakage costs) and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments.

Guarantees:
The First Lien Bridge Facility will be fully and unconditionally guaranteed, subject to the release provisions set forth therein (the “Guarantees”), on a joint and several basis by Holdings and each subsidiary  of Holdings that guarantees the Dutchman First Lien Credit Facilities (such subsidiaries providing guarantees, together with Holdings, collectively, the “Guarantors”).

Security:
The First Lien Bridge Facility and the Guarantees will be secured on a pari passu basis with the Dutchman First Lien Credit Facilities by the Collateral pursuant to the First Lien Intercreditor Agreement (as defined in the Duchman First Lien Credit Facilities) and will be secured on a senior lien basis to the Dutchman Second Lien Term Facility, the Second Lien Incremental Term Facility and any Second Lien Securities pursuant to the Closing Date Intercreditor Agreement (as defined in the Duchman First Lien Credit Facilities).

Documentation Principles:
The First Lien Bridge Facility Documentation shall (i) be based on a precedent to be agreed, with such changes and modifications to reflect the terms and conditions set forth in this Annex II, and (ii) be initially drafted by counsel to Sponsor and will reflect the same Documentation Principles as the First Lien Incremental Credit Facilities.

Conditions to Initial Borrowings:	Conditions precedent to initial borrowings under the First Lien Bridge Facility on the Closing Date shall consist solely of the Specified Conditions (subject to the Certain Funds Provisions).

Representations and Warranties:
Limited to those applicable to the Dutchman First Lien Credit Facilities, as modified to reflect the Transactions, with such changes to be mutually agreed as are appropriate for the First Lien Bridge Facility, and subject to the Certain Funds Provisions.

Affirmative and Negative Covenants:
Limited to and substantially the same as those applicable to the Dutchman First Lien Credit Facilities, with such changes and additions to be mutually agreed as are appropriate in connection with the Bridge Loans and subject to thresholds and exceptions to be negotiated (giving due regard to the Documentation Principles) (it being understood and agreed that the negative covenants of the First Lien Bridge Facility Documentation will be incurrence-based and customary for senior secured high yield debt securities consistent with the Documentation Principles; provided that the restricted payments, debt incurrence, liens and prepayment of debt covenants may be more restrictive in connection with the Bridge Loans than the equivalent provisions for the Dutchman First Lien Credit Facilities prior to the Bridge Loan Maturity Date as reasonably agreed to by the First Lien Bridge Facility Administrative Agent and Borrower).

Annex II -4

Financial Covenant:	None.

Events of Default:
Limited to and substantially the same as those under the Dutchman First Lien Credit Facilities, with such changes to be mutually agreed as are appropriate for the First Lien Bridge Facility.  The First Lien Bridge Facility will cross-default to the Dutchman First Lien Credit Facilities only upon an acceleration of the obligations under the Dutchman First Lien Credit Facilities following an event of default thereunder.

Assignments and Participations:
Each Lender may assign all or a portion of its loans subject to terms consistent with those applicable to the Dutchman First Lien Credit Facilities, with such changes to be mutually agreed as are appropriate for the First Lien Bridge Facility; provided that, for the twelve month period commencing on the Closing Date, the consent of Borrower (not to be unreasonably withheld) shall be required (other than upon the occurrence and continuation of a payment or bankruptcy (with respect to Holdings or the Borrower) event of default) with respect to any assignment that would result in the Initial Bridge Lenders and their respective affiliates holding less than a majority of the aggregate outstanding principal amount of the Bridge Loans.

Expenses and Indemnification:	The First Lien Bridge Facility Documentation will included expense reimbursement and indemnification provisions consistent with the applicable terms of the Dutchman First Lien Credit Facilities.
Yield Protection, Taxes and Other Deductions:
The First Lien Bridge Facility Documentation will contain customary yield protection provisions and customary tax withholding and gross-up provisions consistent with the applicable terms of the Dutchman First Lien Credit Facilities.

Voting:
Provisions governing amendments and waivers of the First Lien Bridge Facility Documentation will be consistent with the applicable terms specified in the Dutchman First Lien Credit Facilities, with such changes to be mutually agreed as are appropriate for the First Lien Bridge Facility.

Unrestricted Subsidiaries:
The First Lien Bridge Facility Documentation will contain provisions regarding designation and treatment of unrestricted subsidiaries consistent with the applicable terms of the Dutchman First Lien Credit Facilities.

Governing Law and Forum:	The laws of the State of New York; provided that the Acquisition Related Matters shall be governed by, and construed in accordance with, the applicable Acquisition Agreement Governing Law.
Counsel to the First Lien Bridge Facility Administrative Agent and the First Lien Bridge Facility Lead Arrangers:	Cahill Gordon & Reindel LLP.

[2]	All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.
Annex II -5

SUMMARY OF TERMS OF THE EXTENDED TERM LOANS
AND EXCHANGE NOTES3

Extended Term Loans

On the Bridge Loan Maturity Date, so long as no bankruptcy default has occurred and is continuing, the outstanding Bridge Loans will be converted automatically into the Extended Term Loans.  The Extended Term Loans will be governed by the provisions of the First Lien Bridge Facility Documentation and, except as expressly set forth below, will have the same terms as the Bridge Loans.

Maturity:	The Extended Term Loans will mature on the sixth anniversary of the Bridge Loan Maturity Date.

Interest Rate:
The Extended Term Loans will bear interest at a rate per annum (the “Interest Rate”) equal to the First Lien Total Cap (as defined in the Fee Letter).
Overdue principal and, to the extent permitted by applicable law, overdue interest and all other overdue amounts in respect of the Extended Term Loans will bear interest at the then-applicable rate.

Covenants, Defaults and Mandatory Prepayments:
Upon and after the Bridge Loan Maturity Date, the covenants, mandatory prepayments (other than with respect to a change of control, with respect to which the provisions of the Bridge Loans will apply) and defaults which would be applicable to the Exchange Notes, if issued, will also be applicable to the Extended Term Loans in lieu of the corresponding provisions of the First Lien Bridge Facility Documentation.

Exchange Notes

At any time on or after the Bridge Loan Maturity Date, upon five or more business days’ prior notice, the Extended Term Loans may, at the option of any Lender, be exchanged for a principal amount of Exchange Notes equal to 100% of the aggregate principal amount of the Extended Term Loans so exchanged.  Borrower will issue Exchange Notes under an indenture (the “Indenture”).  Borrower will appoint a trustee acceptable to the Lenders.

Maturity Date:	The Exchange Notes will mature on the sixth anniversary of the Bridge Loan Maturity Date.

[3]	All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.
Exhibit A -1

Interest Rate:
Each Exchange Note will bear interest at a rate per annum equal to the First Lien Total Cap.
Interest will be payable in arrears on a semi-annual basis.  Default interest will be payable on demand.
Overdue principal, and to the extent permitted by applicable law, overdue interest and all other overdue amounts in respect of the Exchange Notes shall bear interest at the then-applicable rate plus 2.0% per annum.

Optional Redemption:
Exchange Notes will be non-callable until the third anniversary of the Closing Date.  Thereafter, each Exchange Note will be callable at par plus accrued and unpaid interest to, but not including, the redemption date plus a premium equal to 50% of the coupon on such Exchange Note on each subsequent anniversary of the Closing Date, which call premium shall decline ratably to zero on the date which is two years prior to the Maturity Date of the Exchange Notes.
Prior to the third anniversary of the Closing Date, the Exchange Notes may be redeemed at a make-whole price based on U.S. Treasury notes with a maturity closest to the third anniversary of the Closing Date plus 50 basis points.  In addition, prior to the third anniversary of the Closing Date, up to 40% of the Exchange Notes may redeemed with proceeds from certain equity sales (to be defined) at a price equal to par plus the coupon of such Exchange Notes.
Any Exchange Notes held by the Commitment Parties or their affiliates (other than (x) Exchange Notes held by any asset management affiliates purchasing securities in the ordinary course of their business as part of a regular distribution of the securities and (y) Exchange Notes acquired pursuant to bona fide open market purchases from third parties or market-making activities) shall be redeemable at any time and from time to time at the option of Borrower at a redemption price equal to par plus accrued and unpaid interest to the redemption date.

Defeasance and Discharge Provisions:
Customary defeasance and discharge provisions similar to those contained in indentures governing senior secured high yield debt securities involving similarly situated private equity sponsored issuers.

Modification:	Customary modification provisions similar to those contained in indentures governing senior secured high yield debt securities of similarly situated private equity sponsored issuers.

Change of Control:
Borrower will be required to repurchase the Exchange Notes following the occurrence of a “change of control” (to be defined in a manner consistent with the Documentation Principles for the First Lien Bridge Facility) at 101% of the outstanding principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase.

Exhibit A -2

Covenants:
The Indenture will include covenants similar to those contained in indentures governing senior secured high yield debt securities of similarly situated private equity sponsored issuers, taking into account size, operational requirements, industry, business, business practices, proposed business plans and credit quality.

Events of Default:
The Indenture will provide for events of default similar to those contained in indentures governing senior secured high yield debt securities of similarly situated private equity sponsored issuers, taking into account size, operational requirements, industry, business, business practices, proposed business plans and credit quality.

Registration Rights:	None. In addition, the Indenture shall not be qualified under, subject to, or incorporate, restate or make reference to, any provisions of the Trust Indenture Act of 1939, as amended.

Guarantees and Security:	:Same as the First Lien Bridge Facility.
*  *  *
Exhibit A -3

ANNEX III
PROJECT JAGMAN
SECOND LIEN INCREMENTAL TERM FACILITY
SUMMARY OF PRINCIPAL TERMS AND CONDITIONS4

Borrowers:
P Inc. and P Corp. (collectively, the “Borrower”, and, together with the Guarantors (defined below), the “Loan Parties”). It being agreed and understood, that Holdings may designate a subsidiary as an additional co-borrower under the circumstances described in the Existing Dutchman Commitment Letter.

Holdings:	Peraton Holding Corp., a Delaware corporation (“Holdings” and, together with its restricted subsidiaries, each a “Company” and collectively, the “Companies”).
Lead Arranger and Bookmanager:	JPMCB (the “Second Lien Term Facility Lead Arranger”).
Lenders:
A syndicate of banks, financial institutions and other entities reasonably acceptable to Borrower (excluding Disqualified Institutions), arranged by the Lead Arranger in consultation with Borrowers (collectively, the “Lenders”).

Second Lien Administrative Agent and Second Lien Collateral Agent:
Same as under the Dutchman Second Lien Term Facility or, in the case of a Side Car Second Lien Term Facility (as defined below) a financial institution reasonably acceptable to the Second Lien  Term Facility Lead Arranger and Borrower (in such capacity, the “Second Lien Administrative Agent” and the “Second Lien Collateral Agent”, respectively).

Type and Amount of Facilities:
A second lien senior secured term loan facility (the “Second Lien Incremental Term Facility,” and the loans made thereunder, “Second Lien Incremental Term Loans”; together with the Dutchman Second Lien Term Facility (the “Second Lien Term Loans”) in an aggregate principal amount of $1,340 million (plus, at Borrower’s discretion, an amount sufficient to fund the amount of any original issue discount or upfront fees with respect to the Second Lien Incremental Term Facility imposed pursuant to the “market flex” provisions of the Fee Letter).

The Second Lien Incremental Term Facility shall be established as a new class of term loans pursuant to the provisions of the Dutchman Second Lien Credit Facility described under “Incremental Second Lien Facility” in the Existing Dutchman Commitment Letter or, at the option of JPMCB, (i) an increase in the Dutchman Second Lien Term Facility or (ii) in the event the administrative agent under the Dutchman Second Lien Credit Facility does not consent to JPMCB (and each other Lender to whom JPMCB has syndicated any Second Lien Incremental Term Loans) becoming Lenders under the Dutchman Second Lien Credit Facility (and waive all assignment fees in connection with the initial syndication of the Second Lien Incremental Term Loans), under a separate credit agreement (a “Side Car Second Lien Term Facility”) and related security documentation that is substantially identical to the Dutchman Second Lien Credit Facility except for (i) administrative provisions, which will be as agreed between the administrative agent selected by the Borrower for the Side Car Second Lien Term Facility and the Borrower and (ii) terms specifically set forth herein (in which case, the Borrower shall be required to pay such administrative agent an annual administrative agency fee in an amount to be agreed by such administrative agent and the Borrower).

[4]	All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.
Annex III -1

Purpose:
Proceeds of the Second Lien Incremental Term Facility will be used on the Closing Date (i) to pay costs in connection with the Transactions (including the Transaction Costs), (ii) to pay the Jaguar Acquisition consideration (if the Jaguar Acquisition closes on the Closing Date) or to pay the Additional Consideration (if the Jaguar Contribution occurs following the closing date of the Jaguar Acquisition), (iii) to finance the Refinancing and (iv) to the extent of any remaining amounts, for working capital and other general corporate purposes.

Maturity Date and Amortization:
The Second Lien Incremental Term Facility will mature on the date that is eight years from the closing date of the Dutchman Acquisition (the “Second Lien Term Maturity Date”).

There will be no amortization.

Availability:
Second Lien Incremental Term Facility:  Upon satisfaction or waiver of the Specified Conditions, a single drawing may be made on the Closing Date of the full amount of the Second Lien Incremental Term Facility.  Amounts borrowed under the Second Lien Incremental Term Facility that are repaid or prepaid may not be reborrowed.

Interest:	At Borrower’s option, loans will bear interest based on the Base Rate or LIBOR, as described below:
A. Base Rate Option
As set forth in the Dutchman Second Lien Credit Facility for the Dutchman Second Lien Term Facility.

B. LIBOR Option
As set forth in the Dutchman Second Lien Credit Facility for the Dutchman Second Lien Term Facility.

Annex III -2

Interest Margins:	The applicable Interest Margin under the Second Lien Incremental Term Facility will be 800 basis points for LIBOR loans and 700 basis points for Base Rate loans.

Default Interest and Fees:	Same as for the Dutchman Second Lien Term Facility.

Mandatory Prepayments:	As set forth in the Dutchman Second Lien Credit Facility.
Optional Prepayments:	As set forth in the Dutchman Second Lien Credit Facility.

Call Protection:
Any optional prepayment (including as a result of “yank-a-bank”) of Second Lien Incremental Term Loans and any mandatory prepayment of Second Lien Term Loans made in connection with the receipt of net proceeds by any Company from the issuance of debt or disqualified stock after the Closing Date to the extent not permitted under the Second Lien Incremental Term Facility Documentation or consisting of proceeds of Refinancing Facilities or Other Refinancing Debt, in each case, consummated prior to the date that is: (i) on or prior to the first anniversary of the Closing Date,  shall be subject to a prepayment premium of 2.00% and (ii) after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, shall be subject to a prepayment premium of 1.00% (the “Prepayment Premium”).

Application of Prepayments:	As set forth in the Dutchman Second Lien Credit Facility.

Guarantees:	Same as the Dutchman Second Lien Term Facility.

Security:	Same as the Dutchman Second Lien Term Facility.
Intercreditor Arrangements:	Same as the Dutchman Second Lien Term Facility.

Conditions to Initial Borrowings:
Conditions precedent to initial borrowings under the Second Lien Incremental Term Facility on the Closing Date shall consist solely of the Specified Conditions (subject to the Certain Funds Provisions).

Documentation Principles:
The definitive documentation for the Second Lien Term Facility (the “Second Lien Term Facility Documentation”) shall, except as otherwise set forth above with respect to a Side Car Second Lien Term Loan Facility, be effected pursuant to an Incremental Amendment (as defined in the Dutchman Second Lien Term Facility), duly executed by each Lender, the Loan Parties and the Second Lien Administrative Agent, which shall contain terms and conditions consistent with this Second Lien Incremental Faciity Term Sheet and will not contain any condition to funding other than the Specified Conditions.

Representations and Warranties:	As set forth in the Dutchman Second Lien Credit Facility, modified to reflect the Transactions.
Affirmative Covenants:	As set forth in the Dutchman Second Lien Credit Facility.
Negative Covenants:	As set forth in the Dutchman Second Lien Credit Facility
Annex III -3

Financial Covenant:	None.

Events of Default:	As set forth in the Dutchman Second Lien Credit Facility

Assignments and Participations:	As set forth in the Dutchman Second Lien Credit Facility.

Expenses and Indemnification:	As set forth in the Dutchman Second Lien Credit Facility
Yield Protection, Taxes and Other Deductions:	As set forth in the Dutchman Second Lien Credit Facility

Voting:	As set forth in the Dutchman Second Lien Credit Facility.

Amend and Extend Provisions:	As set forth in the Dutchman Second Lien Credit Facility.
Unrestricted Subsidiaries:	As set forth in the Dutchman Second Lien Credit Facility.

EU/UK Bail-in Provisions:	As set forth in the Dutchman Second Lien Credit Facility.

Governing Law and Forum:	The laws of the State of New York.

Counsel to the Second Lien Administrative Agent and the Lead Arranger:	Cahill Gordon & Reindel LLP.

Annex III -4

ANNEX IV

PROJECT JAGMAN
CONDITIONS TO CLOSING

The commitment of the Initial Lenders under the Commitment Letter with respect to the funding of the Facilities are subject solely to the satisfaction or waiver of each of the conditions precedent set forth below (in each case subject to the Certain Funds Provisions).

1.          Subject to the Certain Funds Provisions, (a) the Facility Documentation shall have been executed and delivered by the relevant Loan Parties, (b) with respect to the First Lien Incremental Credit Facilities only, the First Lien Administrative Agent shall have received all documents and instruments necessary to establish that the First Lien Credit Facility Collateral Agent will have perfected security interests in the Collateral to the extent required by (and subject to the liens permitted under) the First Lien Credit Facility Documentation, (c) with respect to the First Lien Bridge Facility only, the First Lien Bridge Administrative Agent shall have received all documents and instruments necessary to establish that the First Lien Bridge Facility Collateral Agent will have perfected security interests in the Collateral to the extent required by (and subject to the liens permitted under) the First Lien Bridge Facility Documentation,  (d) with respect to the Second Lien Term Facility only, the Second Lien Collateral Agent shall have received all documents and instruments necessary to establish that the Second Lien Collateral Agent will have perfected security interests in the Collateral to the extent required by (and subject to the liens permitted under) the Second Lien Term Facility Documentation and (e) the Administrative Agents shall have received (i) customary officers’ certificates and notices of borrowing, (ii) customary good standing certificates, organizational documents and authorizing resolutions of the Loan Parties, (iii) a solvency certificate, substantially in the form set forth in Exhibit A attached to this Annex IV and (iv) customary legal opinions with respect to Holdings, Borrower and all other material Loan Parties; provided that such notices and certifications shall not include any representation or statement as to absence (or existence) of any default or event of default or a bring down of representations and warranties (except as contemplated by paragraph 2 below).

2.          The conditions set forth in paragraphs 2 (solely as relates to the “Acquisition Agreement Representations” referred to therein), 3, 4 (without giving effect to any consent of the “Lead Arrangers” referred  to therein) and 5 of the Existing Dutchman Commitment Letter (as in effect on the date hereof) shall have been satisfied on the closing date of the Dutchman Acquisition.

3.          The conditions set forth in paragraphs 2 (solely as relates to the “Acquisition Agreement Representations” referred to therein), 3, 4 (without giving effect to any consent of the “Lead Arrangers” referred  to therein) and 6 of the Jaguar Commitment Letter (as in effect on the date hereof) shall have been satisfied on the closing date of the Jaguar Acquisition.

4.          The Jaguar Acquisition shall be consummated substantially concurrently with or prior to the initial funding of the Facilities in accordance in all material respects with the Jaguar Acquisition Agreement, without waiver or amendment thereto agreed to by Intermediate Holdings or any of its subsidiaries that is materially adverse to the Lead Arrangers and the Lenders (in their capacity as such) without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that none of the following is materially adverse to the Lead Arrangers and the Lenders: (x) a reduction in the consideration payable under the Jaguar Acquisition Agreement, so long as any such reduction shall be applied first to reduce the Equity Contribution to the Minimum Equity Contribution Amount, and second to reduce the Equity Contribution, the First Lien Term Facility, the First Lien Bridge Facility and the Second Lien Term Facility (or, to the extent applicable, the Replacement Commitment Facility) on a pro rata basis and (y) any increase in such consideration payable under the Jaguar Acquisition Agreement so long as such increase is not funded with additional indebtedness (other than amounts available to be drawn on the Closing Date from the Facilities).   The commitments under the Jaguar Commitment Letter shall have terminated in full (whether or not any funding has occurred thereunder).
Annex IV -1

5.          Prior to or substantially concurrently with the initial funding of the Facilities (a) Holdings shall receive the Minimum Equity Contribution Amount, (b) the Jaguar Contribution shall be made and (c) (w) all debt of Holdings and its subsidiaries under the First Lien Credit Agreement dated as of April 28, 2017 among P Corp., Holdings, the other guarantors party thereto, the lenders party thereto, and Macquarie Capital Funding LLC, as issuing bank, swingline lender, administrative agent and collateral agent, (x) all debt of Holdings and its subsidiaries under the Note Purchase Agreement dated as of April 28, 2017 among the P Corp., Holdings, the other guarantors party thereto, the purchasers party thereto, and HPS Investment Partners, LLC, as administrative agent and collateral agent, (y) all indebtedness of Jaguar and its subsidiaries under the Credit Agreement, dated as of December 12, 2018, as amended by the First Amendment, dated as of December 12, 2018 and the Second Amendment, dated as of August 13, 2019, by and among Jaguar, the guarantors party thereto, the lenders party thereto and MUFG Bank Ltd., as administrative agent and (z) if any funding of the Facilities (as defined in the Jaguar Commitment Letter) (the “Jaguar Facilities”) has occurred or if Jaguar Holdings or any of its subsidiaries has incurred any other debt to finance the Jaguar Acquisition or the “Refinancing” (as defined in the Jaguar Commitment Letter), such Jaguar Facilities and/or such other debt, in the case of each of clauses (w) through (z), as amended, restated, amended and restated, supplemented or modified from time to time, shall be discharged in full on the Closing Date, and all related commitments and security (if any) shall be terminated and released (or arrangements with respect thereto reasonably satisfactory to the Lead Arrangers shall have been made) (the “Refinancing”).

6.          At least three (3) business days prior to the Closing Date, Borrower and each of the Guarantors shall have provided to the Lenders the documentation and other information theretofore reasonably requested in writing by the Lenders at least ten (10) business days prior to the Closing Date that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

7.          All fees payable to the Lenders, the Commitment Parties and the Administrative Agents on the Closing Date pursuant to the Commitment Letter and the Fee Letter and all costs and expenses invoiced at least three (3) business days prior to the Closing Date, in each case, to the extent required to be paid on or before the Closing Date pursuant to the Commitment Letter and the Fee Letter, shall be paid on or prior to the Closing Date (which amounts may be offset against the proceeds of the initial borrowing under the applicable Facilities).

8.          The Commitment Parties shall have received (a) audited consolidated balance sheets, statements of operations and statements of cash flows of P Corp. as of and for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020 and unaudited consolidated balance sheets, statements of operations of P Corp. for each fiscal quarter of P Corp. ending after December 31, 2020 and at least 45 days prior to the Closing Date, (b) audited consolidated balance sheets and statements of operations of the Dutchman Acquired Business as of and for the fiscal years ended closest to December 31, 2019 and December 31, 2020 (“Dutchman 2020 FYE”) and, if the Dutchman Acquisition closes on or after March 31, 2021, unaudited consolidated balance sheets, statements of operations of the Dutchman Acquired Business for each fiscal quarter of the Dutchman Acquired Business ending after the Dutchman 2020 FYE and at least 45 days prior to the Closing Date and (c) audited consolidated balance sheets, statements of operations, statements of shareholders’ equity and statements of cash flows of Jaguar as of and for the fiscal years ended March 31, 2018, March 31, 2019, March 31, 2020 and, if the Closing Date ends more than 90 days after March 31, 2021, March 31, 2021 and unaudited consolidated balance sheets, statements of operations, statements of shareholders’ equity and statements of cash flows of Jaguar for the fiscal quarter and nine month period ending December 31, 2020. The Commitment Parties shall be deemed to have received the financial statements of Jaguar described in clause (c) to the extent they have been filed as part of Jaguar’s annual report on Form 10-K or quarterly reports on Form 10-Q (or any amendment thereto) pursuant to the Securities Exchange Act of 1934.
Annex IV -2

9.          Borrowers shall have engaged one or more investment banks referred to in the Fee Letter (collectively, the “Investment Bank”) to privately place the Securities referred to therein, and the Investment Bank shall have received (i) a preliminary offering memorandum or private placement memorandum for the issuance of the Notes in customary form for offering memoranda used in Rule 144A “private for life” placements of debt securities (“144A Offerings”) (other than a “description of notes” and information customarily provided by the Investment Bank or its counsel or advisors), including (or incorporating by reference) the financial statements required by paragraph 8 above (which shall have been prepared in compliance with Regulation S-X of the Securities Act (with exceptions customary for 144A Offerings, including, without limitation, those specified below), and shall include business information and other financial data, in each case customary for 144A Offerings) (it being understood that, in each case, the foregoing will not require consolidating financial statements, “segment reporting,” separate subsidiary financial statements and other financial statements and data that would be required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (but will include customary narrative disclosure regarding select guarantor and non-guarantor financial metrics), Item 302 of Regulation S-K, Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act and the executive compensation and related person disclosures required by SEC Release No. 33-8732A and other exceptions customary for 144A Offerings or any other information with respect to the Acquired Businesses not required to be provided to (and not otherwise available to) Borrowers (or one of their direct or indirect wholly owned subsidiaries) pursuant to the Acquisition Agreement) (collectively, the “Offering Document”), and (ii) drafts of customary “comfort letters” (including customary “negative assurance” comfort) by the independent registered public accountants of (i) P Corp., (ii) the Dutchman Acquired Business and (iii) Jaguar, which such accountants are prepared to deliver upon completion of customary procedures, in form and substance customary for 144A Offerings.  The Investment Bank shall have been afforded a period of 15 consecutive calendar days to seek to place the First Lien Notes with qualified purchasers thereof (the “Marketing Period”); provided that July 4, 2021 and July 5, 2021 shall be excluded as calendar days for such purposes.  If Borrower believes that they have fulfilled the obligation to deliver the Offering Document, they may deliver to the Lead Arrangers written notice to that effect (stating that Borrower believes it completed such delivery and specifying the date of such delivery), and the Marketing Period shall be deemed to have commenced on the date of delivery specified in such notice, unless the Lead Arrangers in good faith reasonably believe that Borrower has not completed delivery of such Offering Document and, within three business days after its receipt of such notice from Borrower, the Lead Arrangers deliver a written notice to Borrowers to that effect (stating with reasonable specificity in what respect the Offering Document is inadequate or incomplete), in which case the Offering Document shall thereafter be deemed to be delivered immediately upon the delivery by Borrower of information, revisions or other provisions that address the points contained in the notice from the Lead Arrangers.
.
Annex IV -3

 Exhibit A to
ANNEX IV

Form of Solvency Certificate
[Date]
This Solvency Certificate (this “Certificate”) is delivered pursuant to Section [__] of the [list relevant loan agreement], dated as of [______], 2021, by and among [       ] (the “Borrowers”), [    ] (“Holdings”), the lending institutions from time to time parties thereto and [     ], as the Administrative Agent.   Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                          , the [Chief Financial Officer] [specify other officer with equivalent duties] of Holdings (after giving effect to the Transactions to occur on the Closing Date), DOES HEREBY CERTIFY, on behalf of Holdings and not in any individual or personal capacity, that as of the date hereof, after giving effect to the consummation of the Transactions:

1.          The sum of the present debt and liabilities (including subordinated and contingent liabilities) of Holdings and its subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of Holdings and its subsidiaries, on a consolidated basis.

2.          The present fair saleable value of the assets of Holdings and its subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the debt and liabilities (including subordinated and contingent liabilities) of Holdings and its subsidiaries, on a consolidated basis, as they become absolute and matured.

3.          The capital of Holdings and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business (taken as a whole) as contemplated on the date hereof and as proposed to be conducted following the Closing Date.

4.          Holdings and its subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

5.          For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that would reasonably be expected to become an actual or matured liability.

The undersigned is familiar with the business and financial position of Holdings and its subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Holdings and its subsidiaries after consummation of the transactions contemplated by the Commitment Letter to occur on the Closing Date.

[Remainder of Page Intentionally Left Blank]

Exhibit A -1